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September 23, 2014

Dear Lam Research Stockholders,

We cordially invite you to attend, in person or by proxy, the Lam Research Corporation 2014 Annual Meeting of Stockholders. The annual meeting will be held on Thursday, November 6, 2014, at 9:30 a.m. Pacific Standard Time in the Building CA1 Auditorium at the principal executive offices of Lam Research Corporation, which is located at 4650 Cushing Parkway, Fremont, California 94538.

At this year’s annual meeting, stockholders will be asked to elect the 11 nominees named in the attached proxy statement as directors to serve for the ensuing year, and until their respective successors are elected and qualified, to cast an advisory vote on the compensation of our named executive officers (“Say on Pay”) and to ratify the appointment of the independent registered public accounting firm for fiscal year 2015. The Board of Directors recommends that you vote in favor of all three proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our current outlook.

Please refer to the proxy statement for detailed information about the annual meeting and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote by the internet, phone or mail even if you plan to attend the meeting in person.

Sincerely yours,

Lam Research Corporation

Stephen G. Newberry
Chairman of the Board

Notice of 2014 Annual Meeting of Stockholders

4650 Cushing Parkway
Fremont, California 94538
Telephone: 510-572-0200

Date and Time	Thursday, November 6, 2014
9:30 a.m. Pacific Standard Time

Place	Lam Research Corporation
Building CA1 Auditorium
4650 Cushing Parkway
Fremont, California 94538

Items of Business
1.	Election of 11 directors to serve for the ensuing year, and until their respective successors are elected and qualified
2.	Advisory vote on the compensation of our named executive officers (“Say on Pay”)
3.	Ratification of the appointment of independent registered public accounting firm for fiscal year 2015
4.	Transact such other business that may properly come before the annual meeting (including any adjournment or postponement thereof)

Record Date
Only stockholders of record at the close of business on September 8, 2014, the “Record Date,” are entitled to notice of and to vote at the annual meeting.

Voting
Please vote as soon as possible, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: by the internet, phone or mail. The proxy statement and the accompanying proxy card provide detailed voting instructions.

Internet Availability of Proxy Materials
Our Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the Lam Research website at http://investor.lamresearch.com and at www.proxyvote.com.

By Order of the Board of Directors
Sarah A. O’Dowd
Secretary

This proxy statement is first being made available and/or mailed to our stockholders on or about September 23, 2014.

LAM RESEARCH CORPORATION
Proxy Statement for 2014 Annual Meeting of Stockholders

Proxy Statement Summary

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation.

Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation	See Page Number For Further Information
Proposal 1 – Election of 11 Nominees Named Herein as Directors	FOR
	each nominee	3
Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers (“Say on Pay”)	FOR	55
Proposal 3 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2015	FOR	55

Director Nominees

You are being asked to vote on the election of these 11 directors. The following table provides summary information about each director nominee, and their biographical information is contained in the “Proposal No. 1: Election of Directors – Nominees for Director” section below.

Name	Age	Director Since	Independent	Committee Membership			Other Current Public Boards
				AC	CC	NGC
Martin B. Anstice	47	2012	No
Eric K. Brandt	52	2010	Yes	C			Dentsply International
Michael R. Cannon	61	2011	Yes	M		M	Adobe Systems,
							Seagate Technology,
							Dialog Semiconductor
Youssef A. El-Mansy	69	2012	Yes		M
Christine A. Heckart	48	2011	Yes		M
Grant M. Inman	72	1981	Yes		M	C	Paychex
			(Lead Independent Director)
Catherine P. Lego	57	2006	Yes	M		M	SanDisk,
							Fairchild Semiconductor
							International
Stephen G. Newberry	60	2005	No				Nanometrics,
							Splunk
Krishna C. Saraswat	67	2012	Yes			M
William R. Spivey	67	2012	Yes	M		M	Cascade Microtech,
							Raytheon
Abhijit Y. Talwalkar	50	2011	Yes		C

AC – Audit Committee	C – Chairperson
CC – Compensation Committee	M – Member
NGC – Nominating and Governance Committee

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Lam Research Corporation 2014 Proxy Statement	1

Corporate Governance Highlights

Board and Other Governance Information[1]	As of September 2014
Size of Board	11
Average Age of Directors	59
Average Tenure of Directors	6.5
Number of Independent Directors	9
Number of Directors Who Attended ≥75% of Meetings	11
Number of Directors on More Than Four Public Company Boards	0
Directors Subject to Stock Ownership Guidelines	Yes
Annual Election of Directors	Yes
Voting Standard	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chairman and CEO	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Board and Committee Self-Evaluations	Yes
Board Orientation/Education Program	Yes
Code of Ethics Applicable to Directors	Yes
Stockholder Ability to Act by Written Consent	Yes
Poison Pill	No
Publication of Corporate Social Responsibility Report	Yes

[1]	Highlights of preferred compensation-related policies, practices and provisions are shown in the “Executive Compensation and Other Information – Overview of Executive Compensation - Highlights of Preferred Compensation-Related Policies, Practices and Provisions” section below, and include a compensation recovery or “clawback” policy and a prohibition of hedging and pledging.

Proposal No. 1: Election of Directors

Nominees for Director

A board of 11 directors is to be elected at the 2014 annual meeting. In general, the 11 nominees who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the board, even if he or she is among the top 11 nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be for the ensuing year, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the Proxy Holders will vote the proxies received by them for the 11 nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than 11 nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, and unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The below nominees for reelection have been nominated for election to the board of directors in accordance with the criteria and procedures discussed below in “Corporate Governance.”

In addition to the below biographical information concerning each board nominee’s specific experience, attributes, positions and qualifications and age as of September 1, 2014, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the board of directors and performed his or her duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have an appropriate diversity and interplay of viewpoints, skills and experiences that will encourage a robust decision-making process for the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW.

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Lam Research Corporation 2014 Proxy Statement	3

Martin B. Anstice Director since 2012 Age 47

Martin B. Anstice has served as the Company’s President and Chief Executive Officer since January 2012. Mr. Anstice joined the Company in April 2001 as Senior Director, Operations Controller; was promoted to the position of Managing Director and Corporate Controller in May 2002; and was promoted to Group Vice President, Chief Financial Officer, and Chief Accounting Officer in June 2004. He was appointed Executive Vice President and Chief Operating Officer in September 2008 and President in December 2010. Prior to joining the Company, Mr. Anstice held various finance positions from 1988 to 1999 at Raychem Corporation, a global materials science company. Subsequent to the acquisition of Raychem by Tyco International, a global provider of engineered electronic components, network solutions and wireless systems, he assumed responsibilities supporting mergers and acquisition activities of Tyco Electronics. Mr. Anstice is an Associate member of the Institute of Chartered Management Accountants in the United Kingdom.

The board has concluded that Mr. Anstice is qualified to serve as a director of the Company because of his experience in the semiconductor equipment industry including as current President, Chief Executive Officer and a director of the Company, past President and Chief Operating Officer, and past Chief Financial Officer of the Company; his international experience; and his strong leadership and experience as a corporate executive.

Eric K. Brandt Director since 2010 Age 52 Board Committees: Audit (chair) Public company directorships in last five years: Dentsply International Inc. Vertex Pharmaceuticals, Inc. (former)

Eric K. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a role in which he has served since joining Broadcom in March 2007. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors and a member of the committee responsible for compensation of Dentsply International, Inc., a manufacturer and distributor of dental product solutions, since 2004.

He previously served on the board of directors of Vertex Pharmaceuticals, Inc., a pharmaceutical company, where he was chair of the audit committee, from 2002 to 2009; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt received a B.S. degree in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Harvard Graduate School of Business.

The board has concluded that Mr. Brandt is qualified to serve as a director of the Company because of his financial expertise including as an active chief financial officer of a publicly traded company that is a customer of our customers; his experience in the semiconductor industry; his experience with mergers and acquisitions; and his service on other boards of directors of public companies, including as an audit committee chair.

Michael R. Cannon
Director since 2011
Age 61

Board Committees:

  Audit
  Nominating and Governance

Public company directorships in last five years:

  Adobe Systems Inc.
  Seagate Technology Public Limited
  Dialog Semiconductor
  Elster Group SE (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of Adobe Systems Inc., a diversified software company, since 2003, where he has been a member of the audit committee and was the chair of the compensation committee; Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he has been a member of the nominations and governance committee and finance committee; and Dialog Semiconductor, a mixed signal integrated circuits company, since February 2013, where he has been a chair of the remuneration committee and a member of the nomination committee.

Mr. Cannon previously served on the board of directors of Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

He studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

The board has concluded that Mr. Cannon is qualified to serve as a director of the Company because of his extensive experience as a director on other public company boards, including on an audit committee, compensation or remuneration committees and nominations and governance committees; his experience in leadership roles at a public corporation that is a customer of our customers; his 20 years of international management and leadership experience; his experience with marketing, mergers, acquisitions and related transactions; and his industry knowledge.

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Lam Research Corporation 2014 Proxy Statement	5

Youssef A. El-Mansy Director since 2012 Age 69 Board Committees: Compensation Public company directorships in last five years: Novellus Systems, Inc. (former) Zygo Corporation (former)	Youssef A. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Dr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years.

Dr. El-Mansy previously served on the board of directors of Novellus Systems, Inc., from April 2004 until the company was acquired by Lam Research in June 2012; and Zygo Corporation, an optical system designer and manufacturer, from July 2004 to June 2009.

Dr. El-Mansy is a Fellow of the Institute of Electrical and Electronics Engineers, or “IEEE,” and has been awarded the 2004 IEEE Frederik Philips Award for leadership in developing state-of-the-art logic technologies and the 2013 IEEE Robert Noyce Medal for establishing a highly effective Research-Development-Manufacturing methodology that led to industry leadership in logic technology.

Dr. El-Mansy holds B.S. and M.S. degrees in electronics and communications from Alexandria University in Egypt and a Ph.D. degree in electronics from Carleton University in Ottawa, Canada.

The board has concluded that Dr. El-Mansy is qualified to serve as a director of the Company because of his more than 30 years of industry experience as an executive focused on the manufacturing of technological devices and components for a major semiconductor manufacturer; his understanding of the Company’s technologies; and his past public company experience at other companies as a director and member and chair of a compensation committee.

Christine A. Heckart Director since 2011 Age 48 Board Committees: Compensation

Christine A. Heckart has served as the Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, since March 2014. Immediately prior to joining Brocade, she was the Executive Vice President, Strategy, Marketing, People and Systems since May 2013 and the Chief Marketing Officer from July 2012 until May 2013 at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She was President at TeleChoice, Inc., a consulting firm specializing in business and marketing strategies, from 1995 to 2002.

Ms. Heckart holds a B.A. degree in economics from the University of Colorado at Boulder.

The board has concluded that Ms. Heckart is qualified to serve as a director of the Company because of her experience in leadership roles at public corporations; her knowledge of the electronics industry, including networks and big data; and her strong marketing background.

Grant M. Inman Lead Independent Director Director since 1981 Age 72 Board Committees: Compensation Nominating and Governance (Chair) Public company directorships in last five years: Paychex, Inc.

Grant M. Inman is the founder and General Partner of Inman Investment Management, a venture investment firm formed in 1998. Prior to 1998, he co-founded and served as General Partner of Inman & Bowman, a venture capital firm formed in 1985. Mr. Inman was a general partner of the investment banking firm Hambrecht & Quist from 1980 to 1985.

Mr. Inman has served as a member of the board of directors of Paychex, Inc., a payroll and human resources outsourcing services company, since 1983, where he serves as a member of the audit committee and the governance and compensation committee and is the chairman of the investment committee. He is also a Trustee of The University of California, Berkeley Foundation.

He previously served on the board of directors of Wind River Systems, Inc., a developer of operating systems, middleware and software development tools, from June 1999 to July 2009.

Mr. Inman holds a B.A. degree in economics from the University of Oregon and an M.B.A. degree from the University of California, Berkeley.

The board has concluded that Mr. Inman is qualified to serve as a director of the Company because of his prior service as a director of the Company since its inception; his deep industry knowledge; his extensive experience on other boards (including as chairman of audit, compensation and nominating and governance committees) and the resulting corporate governance expertise he has developed; and the diverse perspective he brings from his investment experience.

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Lam Research Corporation 2014 Proxy Statement	7

Catherine P. Lego
Director since 2006
Age 57

Board Committees:

  Audit
  Nominating and Governance

Public company directorships in last five years:

  SanDisk Corporation
  Fairchild Semiconductor International Inc.

Catherine P. Lego is the founder of Lego Ventures LLC, a consulting services firm for early stage electronics companies, formed in 1992. From December 1999 to December 2009, she was the General Partner of The Photonics Fund, LLP, an early stage venture capital investment firm focused on investing in components, modules and systems companies for the fiber optics telecommunications market, which she founded. Ms. Lego was a general partner at Oak Investment Partners, a venture capital firm, from 1981 to 1992. Prior to Oak Investment Partners, she practiced as a Certified Public Accountant with Coopers & Lybrand, an accounting firm.

Ms. Lego has served as a member of the board of directors and as the chair of the audit committee of SanDisk Corporation, a global developer of flash memory storage solutions, since May 2004 and as a director from 1989 to 2002. She has also served as a member of the board of directors, the nominating and governance committee and the compensation committee of Fairchild Semiconductor International Inc., a fabricator of power management devices, since August 2013.

She previously served on the board of directors of the following public companies: ETEC Corporation, a producer of electron beam lithography tools, from 1991 through 1997; Uniphase Corporation (presently JDS Uniphase Corporation), a designer and manufacturer of components and modules for the fiber optic based telecommunications industry and laser-based semiconductor defect examination and analysis equipment, from 1994 until 1999, when it merged with JDS-Fitel; Zitel Corporation, an information technology company, from 1995 to 2000; and Micro Linear Corporation, a fabless analog semiconductor company. Ms. Lego also served as a member of the board of directors of the Cosworth Group, a private United Kingdom-based precision engineering products and services company, from March 2011 to June 2013, and as the chair of the audit committee; StrataLight Communications, Inc., a private fiber transmission subsystems developer, from September 2007 to January 2009; and WJ Communications, Inc., a broadband communications company, from October 2004 to May 2008.

She received a B.A. degree in economics and biology from Williams College and an M.S. degree in accounting from the New York University Leonard N. Stern School of Business.

The board has concluded that Ms. Lego is qualified to serve as a director of the Company because of her experience on our board; her substantial accounting and financial expertise; her knowledge of the electronics and semiconductor industries and the perspective of companies that are customers of our customers; her experience with mergers and acquisitions; and her experience on other boards, including her current service as chairman of an audit committee and member of a nominating and governance committee.

Stephen G. Newberry Chairman of the Board Director since 2005 Age 60 Public company directorships in last five years: Nanometrics Incorporated Splunk Inc. Amkor Technology, Inc. (former)

Stephen G. Newberry has served as the Chairman of the Company’s board since November 2012. He served as the Company’s Vice Chairman from December 2010 to November 2012, Chief Executive Officer from June 2005 to January 2012 and President from July 1998 to December 2010. Mr. Newberry joined the Company in August 1997 as Executive Vice President, a role in which he served until July 1998, and Chief Operating Officer, a role in which he served until June 2005. Prior to joining the Company, Mr. Newberry held various executive positions at Applied Materials, Inc. during his 17-year tenure there, including as Group Vice President of Global Operations and Planning.

Mr. Newberry has also served as a member of the board of directors of Nanometrics Incorporated, a provider of process control metrology and inspection systems, since May 2011, and as a chair of the compensation committee and member of the nominating and governance committee; and Splunk Inc., a software platform company for real-time operational intelligence, since January 2013, where he chairs the compensation committee.

Mr. Newberry previously served on the board of directors of Amkor Technology, Inc., a provider of outsourced semiconductor packaging assembly and test services, from March 2009 to May 2011, where he served as a member of the compensation committee; Nextest Systems Corporation, a developer of automated test equipment systems for the semiconductor industry, from 2000 to 2008, where he served as a member of the audit, compensation and nominating and corporate governance committees; and Semiconductor Equipment and Materials International, or “SEMI,” a global semiconductor equipment trade association, from July 2004 to July 2014.

Mr. Newberry received a B.S. degree in ocean engineering from the U.S. Naval Academy and graduated from the Program for Management Development at the Harvard Graduate School of Business.

The board has concluded that Mr. Newberry is qualified to serve as a director of the Company because of his 30 years’ experience in the semiconductor equipment industry; his comprehensive understanding of the Company and its products, markets, and strategies gained through his role as an executive of our Company, including as our former Chief Executive Officer; his marketing experience; his previous role, including as a director, at SEMI, our industry’s leading trade association; his public company board experience, including on the audit committee, compensation committees and nominating and governance committees of other companies; and his strong leadership and operations expertise.

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Lam Research Corporation 2014 Proxy Statement	9

Krishna C. Saraswat Director since 2012 Age 67 Board Committees: Nominating and Governance Public company directorships in last five years: Novellus Systems, Inc. (former)

Krishna C. Saraswat has served as the Rickey/Nielsen Professor in the School of Engineering of Stanford University since 2004. He has also served as a Professor of Electrical Engineering and a Professor of Material Science and Engineering at Stanford University since 1983.

Dr. Saraswat previously served on the board of directors of Novellus Systems, Inc. from February 2011 until the company was acquired by Lam Research in June 2012.

Dr. Saraswat, an IEEE Life Fellow, received a B.E. degree in electronics in 1968 from the Birla Institute of Technology and Science in Pilani, India, and M.S. and Ph.D. degrees in electrical engineering in 1969 and 1974, respectively, from Stanford University. At Stanford University, he has been engaged in research on new and innovative materials, structures, and process technology of silicon, germanium and III-V devices and interconnects for VLSI, nanoelectronics and solar cells.

The board has concluded that Dr. Saraswat is qualified to serve as a director of the Company because of his diverse and extensive experience in research and development of materials, structures and process technology directly related to our industry; his experience as a professor studying and teaching electrical engineering in those areas; his strong academic credentials, including his recognition as a recipient of numerous awards and his publication of more than 650 technical papers; and his past experience as a director of Novellus.

William R. Spivey
Director since 2012
Age 67

Board Committees:

  Audit
  Nominating and Governance

Public company directorships in last five years:

  Cascade Microtech, Inc.
  Raytheon Company
  Novellus Systems, Inc. (former)
  Laird PLC (former)
  ADT Telecommunications Inc. (former)

William R. Spivey was President and Chief Executive Officer of Luminent, Inc., a producer of fiber optic components, from July 2000 to September 2001. From October 1997 to July 2000, he was Group President, Network Products Group of Lucent Technologies, a producer of world-wide communications products. Previously he held senior executive positions at AT&T Microelectronics, a communications company, and Tektronix, Inc., a provider of communications network management and diagnostic solutions.

Dr. Spivey has served as chairman of the board of directors of Cascade Microtech, Inc., a developer of precision electrical measurement and test of advanced semiconductor devices, since April 2014, as a member of the board of directors since 1998, and as the chair of the nominating and governance committee, a member of the audit committee and the former chairman of the management development and compensation committee; and as a member of the board of directors of Raytheon Company, a prime contractor on a broad portfolio of defense and related programs for government customers, since 1999, where he chairs the management development and compensation committee and is a member of the governance and nominating committee, a former member of the audit committee and former chair of the public affairs committee.

He previously served on the board of directors of Novellus Systems, Inc. from May 1998 until the company was acquired by Lam Research in June 2012, where he was lead independent director and chairman of the nominating and governance committee and a member of the audit committee; Laird PLC, a global provider of products and technology solutions, from 2002 to 2012, where he was a member of the audit committee and the compensation committee; ADT Telecommunications Inc., a supplier of networking products and systems, from 2004 to 2010, where he served as lead independent director and on the audit and governance committees; and Lyondell Chemical Company, a raw materials and technology coatings industry supplier, from 2000 until 2007, where he served as chairman of the governance committee and a member of the compensation committee.

Dr. Spivey holds a B.S. degree in physics from Duquesne University, an M.S. in physics from Indiana University of Pennsylvania and a Ph.D. degree in management from Walden University.

The board has concluded that Dr. Spivey is qualified to serve as a director of the Company because of his managerial experience at several technology companies; his experience in marketing, international matters and mergers and acquisitions; his service as a director of multiple other public companies, including as a lead independent director, a chairman of the board, and a member of audit, compensation, and nominating and governance committees.

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Lam Research Corporation 2014 Proxy Statement	11

Abhijit Y. Talwalkar Director since 2011 Age 50 Board Committees: Compensation (Chair) Public company directorships in last five years: LSI Corporation (former)

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a microprocessor manufacturer. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which is comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that is currently a part of IBM; Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association, a semiconductor industry trade association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

He has a B.S. degree in electrical engineering from Oregon State University.

The board has concluded that Mr. Talwalkar is qualified to serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his leadership roles at other semiconductor companies that include a customer of ours; and his mergers and acquisitions and marketing experience.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (i) each person or entity who we believe based on our review of filings made with the United States Securities and Exchange Commission, or the “SEC” beneficially owned as of September 8, 2014, more than 5% of Lam’s common stock on the date set forth below; (ii) each current director of the Company; (iii) each named executive officer identified below in the “Compensation Discussion and Analysis” section; and (iv) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 8, 2014, which is the Record Date for the 2014 annual meeting and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 162,441,177 as the number of shares of Lam common stock outstanding on September 8, 2014.

Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)		Percentage of Class
5% Stockholders
JPMorgan Chase & Co.
270 Park Avenue
New York, NY 10017	16,319,204	(2)	10.0%
Ameriprise Financial, Inc.
145 Ameriprise Financial Center
Minneapolis, MN 55474

Columbia Management Investment Advisers, LLC,
225 Franklin St.
Boston, MA 02110	11,702,044	(3)	7.2%
The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355	11,166,924	(4)	6.9%
BlackRock Inc.
40 East 52nd Street
New York, NY 10022	8,347,903	(5)	5.1%

Directors
Martin B. Anstice (also a Named Executive Officer)	46,098		*
Eric K. Brandt	14,542		*
Michael R. Cannon	10,967		*
Youssef A. El-Mansy	18,873		*
Christine A. Heckart	7,699		*
Grant M. Inman	81,648		*
Catherine P. Lego	37,648		*
Stephen G. Newberry	25,447		*
Krishna C. Saraswat	15,306		*
William R. Spivey	54,026		*
Abhijit Y. Talwalkar	11,417		*

Named Executive Officers (“NEOs”)
Timothy M. Archer	71,796	(6)	*
Douglas R. Bettinger	1,078		*
Richard A. Gottscho	15,109		*
Sarah A. O’Dowd	28,493		*
All current directors and executive officers as a group (15 people)(6)	440,147		*

*     Less than 1%.

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Lam Research Corporation 2014 Proxy Statement	13

(1)	Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 8, 2014, as well as restricted stock units, or “RSUs,” that will vest within that time period, as follows:

Shares
Martin B. Anstice	0
Eric K. Brandt	4,888
Michael R. Cannon	3,590
Youssef A. El-Mansy	3,590
Christine A. Heckart	3,590
Grant M. Inman	3,590
Catherine P. Lego	3,590
Stephen G. Newberry	3,590
Krishna C. Saraswat	3,590
William R. Spivey	3,590
Abhijit Y. Talwalkar	3,590
Timothy M. Archer	0
Douglas R. Bettinger	0
Richard A. Gottscho	0
Sarah A. O’Dowd	0
All current directors and executive officers as a group (15 people)	37,198

As discussed in “Director Compensation” below, the employee chairman and non-employee directors receive an annual equity grant as part of their compensation. These grants generally vest on October 31, 2014, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2014, Drs. El-Mansy, Saraswat and Spivey; Messrs. Brandt, Cannon, Inman, Newberry and Talwalkar; and Mses. Heckart and Lego each received grants of 3,590 RSUs. These RSUs are included in the tables above.
(2)	All information regarding JPMorgan Chase & Co., or “JPMorgan Chase,” is based solely on information disclosed in amendment number five to Schedule 13G filed by JPMorgan Chase with the SEC on January 17, 2014 as a parent holding company on behalf of JPMorgan Chase and its wholly-owned subsidiaries: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; JPMorgan Asset Management (UK) Ltd.; J.P. Morgan Trust Company of Delaware; and JPMorgan Asset Management (Canada) Inc. According to the Schedule 13G/A filing, of the 16,319,204 shares of Lam common stock reported as beneficially owned by JPMorgan Chase as of December 31, 2013, JPMorgan Chase had sole voting power with respect to 14,825,269 shares, had shared voting power with respect to 167,429 shares, had sole dispositive power with respect to 16,080,252 shares and shared dispositive power with respect to 238,952 shares of Lam common stock reported as beneficially owned by JPMorgan Chase as of that date.
(3)	All information regarding Ameriprise Financial, Inc., or “Ameriprise,” and Columbia Management Investment Advisers, LLC, or “Columbia,” is based solely on information disclosed in amendment number one to Schedule 13G filed by Ameriprise and Columbia with the SEC on February 13, 2014. According to the Schedule 13G filing, of the 11,702,044 shares of Lam common stock reported as beneficially owned by Ameriprise and Columbia as of December 31, 2013, Ameriprise and Columbia did not have sole voting power with respect to any shares, and had shared voting power with respect to 1,104,682 shares, did not have sole dispositive power with respect to any other shares and shared dispositive power with respect to 11,702,044 shares of Lam common stock reported as beneficially owned by Ameriprise and Columbia as of that date. According to the Schedule 13G filing, Ameriprise, as the parent company of Columbia, may be deemed to beneficially own the shares reported by Columbia in the Schedule 13G filing. Accordingly, the shares reported by Ameriprise in the Schedule 13G filing include those shares separately reported therein by Columbia.
(4)	All information regarding The Vanguard Group, Inc., or “Vanguard,” is based solely on information disclosed in amendment number one to Schedule 13G filed by Vanguard with the SEC on February 11, 2014. According to the Schedule 13G filing, of the 11,166,924 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2013, Vanguard had sole voting power with respect to 267,999 shares, did not have shared voting power with respect to any other shares, had sole dispositive power with respect to 10,919,725 shares and shared dispositive power with respect to 247,199 shares of Lam common stock reported as beneficially owned by Vanguard as of that date. The 10,540,294 shares of Lam common stock reported as beneficially owned by Vanguard include 208,699 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of collective trust accounts, and 97,800 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly–owned subsidiary of Vanguard, as a result of it serving as investment manager of Australian investment offerings.
(5)	All information regarding BlackRock Inc., or “BlackRock,” is based solely on information disclosed in amendment number six to Schedule 13G filed by BlackRock with the SEC on January 29, 2014 on behalf of BlackRock and its subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. According to the Schedule 13G filing, of the 8,347,903 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2013, BlackRock had sole voting power with respect to 6,898,386 shares, did not have shared voting power with respect to any other shares, had sole dispositive power with respect to 8,347,903 shares and did not have shared dispositive power with respect to any other shares of Lam common stock reported as beneficially owned by BlackRock as of that date.
(6)	Includes 4,238 shares of common stock held indirectly in a 401(k) plan and 501 shares of common stock held by Mr. Archer’s spouse in her 401(k) plan over which he may be deemed to have beneficial ownership.

Corporate Governance

Our board of directors and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the board and management periodically review and update, as appropriate, the

Company’s corporate governance policies and practices. As part of that process, the board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the NASDAQ Global Select Market, or

“NASDAQ;” published guidelines and recommendations of proxy advisory firms; and published guidelines of other selected public companies. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Board committee charters. Each of the board’s audit, compensation and nominating and governance committees has a written charter adopted by the board that establishes practices and procedures for the committee in accordance with applicable corporate governance rules and regulations. Each committee reviews its charter annually and recommends changes to the board, as appropriate. Each committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm. Please also refer to “Board Committees” below, for a description of responsibilities of these board committees.

Corporate governance guidelines. We adhere to written corporate governance guidelines, adopted by the board and reviewed annually by the nominating and governance committee and the board. Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies” and “Other Governance Practices” sections below. The corporate governance guidelines are available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

Corporate code of ethics. We maintain a code of ethics that applies to all employees, officers, and members of the board. The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our web site, to the extent permitted by applicable laws. A copy of the code of ethics is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

Global standards of business conduct policy. We maintain written standards of appropriate conduct in a variety of business situations that apply to employees worldwide. Among other things, these global standards of business conduct address conflicts of interest, safeguarding of Company assets, protection of confidential information and anti-corruption.

Insider trading policy. Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting hedges and pledges of Company stock.

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for assessing the appropriate balance of experience, skills and characteristics required for the board and for recommending director nominees to the independent directors.

The guidelines direct the committee to consider all factors it considers appropriate. The committee need not consider all of the same factors for every candidate. Factors to be considered may include, but are not limited to: experience; business acumen; wisdom; integrity; judgment; the ability to make independent analytical inquiries; the ability to understand the Company’s business environment; the candidate’s willingness and ability to devote adequate time to board duties; specific skills, background or experience considered necessary or desirable for board or committee service; specific experiences with other businesses or organizations that may be relevant to the Company or its industry; diversity with respect to any attribute(s) the board considers desirable; and the interplay of a candidate’s experiences and skills with those of other board members.

Prior to recommending that an incumbent non-employee director be nominated for reelection to the board, the committee reviews the experiences, skills and qualifications of the directors to assess the continuing relevance of the directors’ experiences, skills and qualifications to those considered necessary or desirable for the board at that time. Board members may not serve on more than four boards of public companies (including service on the Company’s board). To be nominated, the candidate must agree to tender, promptly following the annual meeting at which they are elected or re-elected as directors, an irrevocable conditional resignation that will be effective upon (i) the director’s failure to receive

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Lam Research Corporation 2014 Proxy Statement	15

the required majority vote at the next annual meeting at which the nominee faces re-election and (ii) the board’s acceptance of such resignation. In addition, no director, after having attained the age of 75 years, may be nominated for re-election or reappointment to the board.

Nomination procedure. The nominating and governance committee identifies, screens, evaluates and recommends qualified candidates for appointment or election to the board. The committee considers recommendations from a variety of sources, including search firms, board members, executive officers and stockholders. Nominations for election by the stockholders are made by the independent members of the board.

Certain provisions of our bylaws apply to the nomination or recommendation of candidates by a stockholder. Information regarding the nomination procedure is provided in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2015 Annual Meeting” section below.

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that at least a majority of the board members be independent. No director will qualify as “independent” unless the board affirmatively determines that the director qualifies as independent under the NASDAQ rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full board following such approval).

Board member independence. The board has determined that all current directors, other than Messrs. Anstice and Newberry, are independent in accordance with NASDAQ criteria for director independence.

Board committee independence. All members of the board’s audit, compensation, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable NASDAQ criteria as well as, in the case of the compensation committee, applicable rules under section 162(m) of the Internal Revenue Code of 1986, as amended, the “Code,” and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Board Committees” below for a description of the responsibilities of these board committees.

Lead independent director. Our corporate governance guidelines authorize the board to designate a lead independent director from among the independent board members. The lead independent director is responsible for coordinating the activities of the independent directors, consulting with the chairman regarding matters such as schedules of and agendas for board meetings and the retention of consultants who report directly to the board, and developing the agenda for and moderating executive sessions of the board’s independent directors. Mr. Inman has served as the lead independent director since his reelection at the 2012 annual meeting.

Executive sessions of independent directors. The board and its audit, compensation, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the board or committee, as applicable.

Board access to independent advisors. The board as a whole, and each of the board standing committees separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Leadership Structure of the Board

The current leadership structure of the board consists of a chairman and a lead independent director. The chairman, Mr. Newberry, served as chief executive officer of the Company from June 2005 to January 2012. The board believes that this is the appropriate board leadership structure at this time. Lam and its stockholders benefit from having Mr. Newberry as its chairman, as he brings to bear his experience as CEO as well as his other qualifications in carrying out his responsibilities as chairman. The Company and its stockholders also benefit from having a lead independent director to provide independent board leadership.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Board and committee assessments. At least bi-annually, the board conducts a self-evaluation, overseen by the nominating and governance committee. In recent years the board has conducted this assessment annually. To the extent the board requests, the committee also oversees evaluations of the board’s standing committees.

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit his or her resignation as a director to the board if the director ceases to be an executive officer of the Company. The board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from his or her executive position at another company. The nominating and governance committee reviews the appropriateness of the director’s continuing board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Director and executive stock ownership. Under the corporate governance guidelines, each director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of his or her initial election to the board. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2014 or have a period of time remaining under the program to do so.

Communications with board members. Any stockholder who wishes to communicate directly with the board of directors, with any board committee or with any individual director regarding the Company may write to the board, the committee or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. The secretary will forward all such communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by phone (855-208-8578) or internet (through the Company’s third party provider web site at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously).

Meeting Attendance

All of the directors attended at least 75% of the aggregate number of board meetings and meetings of board committees on which they served during their board tenure in fiscal year 2014. Our board of directors held a total of eight meetings during fiscal year 2014.

We expect our directors to attend the annual meeting of stockholders each year. All individuals who were directors as of the 2013 annual meeting of stockholders attended the 2013 annual meeting of stockholders.

Board Committees

The board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The purpose, membership and charter of each are described below.

Current Committee Memberships
Name	Audit		Compensation	Nominating and Governance
Eric K. Brandt	Chair	[1]
Michael R. Cannon	x			x
Youssef A. El-Mansy			x
Christine A. Heckart			x
Grant M. Inman			x	Chair
Catherine P. Lego	x	[2]		x	[2]
Krishna C. Saraswat				x
William R. Spivey	x			x
Abhijit Y. Talwalkar			Chair
Total Number of Meetings
Held in FY2014	8		5	4

(1)	Mr. Brandt was appointed as chair of the audit committee effective February 2014.
(2)	Ms. Lego was appointed as a member of the audit and nominating and governance committees effective February 2014. Until that time, she served as chair of the audit committee.

Audit committee. The purpose of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of our financial statements, including the system of internal controls.

The board concluded that all audit committee members are non-employee directors who are independent in accordance with the NASDAQ listing standards and SEC rules for audit committee member independence and that each audit committee member is able to read and understand fundamental financial statements as required by the NASDAQ listing standards. The board also determined that Mr. Brandt and Ms. Lego, both members of the committee, are “financial experts” as defined in SEC rules.

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Lam Research Corporation 2014 Proxy Statement	17

The audit committee’s responsibilities include (but are not limited to) the following:

  Appoint and provide for the compensation for the Company’s independent registered public accounting firm, the “Accounting Firm;” approve, in accordance with and in a manner consistent with the laws, rules and regulations applicable to the Company, all professional services to be provided to Lam Research by the Accounting Firm; and provide management with guidelines for the fees payable to the Accounting Firm and approve any fees in excess of the guidelines
  Oversee the work and independence, and evaluate the performance, of the Accounting Firm, and if so determined by the committee, replace the Accounting Firm
  Meet with management and the Accounting Firm to discuss the annual financial statements and the Accounting Firm’s report on the financial statements prior to the filing of the Company’s annual report on Form 10-K with the SEC, and to discuss the adequacy of internal control over financial reporting; following such discussions, if so determined by the committee, recommend to the board that the annual financial statements be included in the Company’s annual report
  Meet quarterly with management and the Accounting Firm to discuss the quarterly financial statements prior to the filing of the Company’s quarterly report on Form 10-Q with the SEC
  At least annually, review and reassess the internal audit charter and, if appropriate, recommend proposed changes; review the scope, results and analysis of internal audits (if any); evaluate the performance of the internal auditors (if any) and review internal audit performance with the chief financial officer
  Review and oversee, on an ongoing basis, for potential conflict of interest situations, all transactions required to be disclosed pursuant to item 404 of Regulation S-K and any other transaction involving an executive or board member
  Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters
  Review and monitor the Company’s investment policy and its investment portfolio performance and associated risks, including but not limited to annual review and recommendation to the full board of management’s treasury strategy committee charter; appoint and remove members of the management committee for treasury strategy matters

Compensation committee. The purpose of the compensation committee is to discharge certain responsibilities of the board relating to executive compensation, to oversee incentive, equity-based plans and other compensatory plans in which the Company’s executive officers and/or directors participate and to produce an annual report on executive compensation for inclusion as required in the Company’s annual proxy statement.

The compensation committee is authorized to delegate such of its authority and responsibilities as the committee deems proper and consistent with legal requirements to members of the committee or to any other committee of the board. The committee may also authorize one or more officers of the Company to designate employees to be recipients of rights or options created by the Company and to determine the number of such rights or options to be received by such employees in accordance with the provisions of the Delaware General Corporation Law; provided, however, that the Committee must approve grants of any such options or rights made to executive officers.

The board concluded that all members of the compensation committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the NASDAQ criteria for director and compensation committee member independence and who are outside directors for purposes of section 162(m) of the Code.

The compensation committee’s responsibilities include (but are not limited to) the following:

  Review and approve the Company’s executive officer compensation philosophy, objectives and strategies and the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness
  Cause the board to conduct a periodic performance evaluation of the chief executive officer; recommend to the independent members of the board (as determined under both the NASDAQ listing standards and Section 162(m) of the Code) corporate goals and objectives under the Company’s compensation plans, compensation packages and compensation payouts for the CEO
  Review and recommend for appropriate board action all cash, equity-based and other compensation packages and compensation payouts applicable to the chairman, vice-chairman and other members of the board
  Annually review with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approve the compensation packages and compensation payouts for other executive officers
  Establish stock ownership guidelines applicable to executive officers, and recommend for approval by the independent members of the board guidelines for the chairman, the vice-chairman and all other directors
  Review and approve, subject to stockholder or board approval as required, the creation or amendment of any equity-based compensatory plans and other compensatory plans as the board designates, and administer such plans
  Oversee management’s determination as to whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company
  Recommend to the board the frequency of “say on pay” votes, review the results of “say on pay” votes, and consider whether any adjustments to the Company’s executive compensation program are appropriate as a result of such votes
  Appoint and oversee reasonable compensation of and the work of any compensation consultants, independent counsel and advisors retained by the committee
  Prepare the committee report required by the SEC rules for inclusion in the Company’s annual proxy statement; meet with management and any independent compensation consulting advisers to discuss the compensation discussion and analysis to be included in the Company’s annual proxy statement and then recommend to the Board whether the compensation and discussion and analysis should be included in the Company’s proxy statement

Nominating and governance committee. The purposes of the nominating and governance committee are to identify individuals qualified to serve as members of the board of the Company, to recommend nominees for election as directors of the Company, to oversee self-evaluations of the board’s performance, to develop and recommend corporate governance guidelines to the board, and to provide oversight with respect to corporate governance.

The board concluded that all nominating and governance committee members are non-employee directors who are independent in accordance with the NASDAQ criteria for director independence.

The nominating and governance committee’s responsibilities include (but are not limited to) the following:

  Identify, screen, evaluate, and recommend to the independent members of the board nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected; and identify, screen, evaluate and recommend to the board individuals to fill any vacancies or newly created directorships that may occur between stockholder meetings
  Make recommendations to the board annually after consultation with the chairman of the board and the lead independent director, if any, with respect to assignment of board members to committees and as committee chairs
  Cause to be prepared and recommend to the board the adoption of corporate governance guidelines, and from time to time review and assess the guidelines and recommend changes for approval by the board
  Review and assess, from time to time, the governing documents of the Company and, if appropriate, propose changes to the board
  Oversee on a bi-annual basis a self-evaluation of the board and, to the extent that the board requests, the board committees in accordance with the Company’s corporate governance guidelines and the committee charters and conduct from time to time a self-evaluation of its performance, which may be part of the board’s self-evaluation
  Ensure that the board reviews CEO succession planning and that the CEO reports to the board regarding organization status on an appropriate basis

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and other procedures described in the “Voting and Meeting Information – Other Meeting Information – Stockholder - Initiated Proposals and Nominations for 2015 Annual Meeting” section below. Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as is applied to candidates identified by the nominating and governance committee or other sources.

Board’s Role in Risk Oversight

The board is actively engaged in risk oversight. Management regularly reports to the board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally the board exercises its oversight responsibility directly; however, in specific cases, responsibility has been delegated to board committees. Committees that have been charged with risk oversight regularly report to the board on those risk matters within their areas of responsibility. Risk oversight responsibility has been delegated to board committees as follows:

  Our audit committee oversees risks related to the Company’s accounting and financial reporting,

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Lam Research Corporation 2014 Proxy Statement	19

  internal controls, and the auditing of our annual financial statements. The audit committee also oversees risks related to our independent registered public accounting firm and our internal audit function.
  Our compensation committee oversees risks related to the Company’s equity, and executive compensation programs and plans.
  Our nominating and governance committee oversees risks related to director independence, board and board committee composition and CEO succession planning.

Assessment of Compensation Risk

Management conducted a compensation risk assessment in 2014 and concluded that the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company’s business.

Director Compensation

Our director compensation is designed to attract and retain high caliber directors and to align director interests with those of stockholders. Director compensation is reviewed and determined annually by the board (in the case of Messrs. Newberry and Anstice, by the independent members of the board), upon recommendation from the compensation committee. Non-employee director compensation and Mr. Newberry’s compensation are described below. Mr. Anstice, whose compensation as CEO is described below under “Executive Compensation and Other Information – Compensation Discussion and Analysis,” does not receive additional compensation for his service on the board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. Committee chairs, the lead independent director and committee members receive additional cash retainers. Non-employee directors who join the board or a committee midyear receive prorated cash retainers. Our non-employee director compensation plans are based on service during the calendar-year; however, SEC rules require us to report compensation in this proxy statement on a fiscal-year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 29, 2014 is shown in the table below, together with the annual cash compensation program components in effect for calendars years 2013 and 2014.

Annual Retainers	Calendar Year 2014	Calendar Year 2013	Fiscal Year 2014
Non-employee Director	$60,000	$60,000	$60,000
Lead Independent Director	$20,000	$20,000	$20,000
Audit Committee – Chair	$25,000	$25,000	$25,000
Audit Committee – Member	$12,500	$12,500	$12,500
Compensation Committee – Chair	$20,000	$20,000	$20,000
Compensation Committee – Member	$10,000	$10,000	$10,000
Nominating and Governance Committee – Chair	$10,000	$10,000	$10,000
Nominating and Governance Committee – Member	$5,000	$5,000	$5,000

Each non-employee director also receives an annual equity grant on the first Friday following the annual election (or, if the designated date falls within a blackout window under applicable Company policies, on the first business day such grant is permissible under those policies) with a targeted grant value equal to $190,000 (the number of RSUs subject to the award is determined by dividing $190,000 by the closing price of a share of Company common stock as of the date of grant, rounded down to the nearest 10 shares). These grants generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2007 Stock Incentive Plan, as amended, or “2007 Plan,” and the applicable award agreements.

These grants immediately vest in full: (i) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2007 Plan), (ii) upon the occurrence of a “Change in Control” (as defined in the 2007 Plan), or (iii) on the date of the annual meeting if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual award has been granted receive a pro-rated grant based on the number of regular board meetings remaining in the year as of the date of the director’s election.

On November 8, 2013, each director other than Mr. Anstice received a grant of 3,590 RSUs for services during calendar year 2014. Unless there is an acceleration event, these RSUs will vest in full on October 31, 2014, subject to the director’s continued service on the board.

Chairman compensation. Mr. Newberry, who served as vice-chairman from December 7, 2010 until November 1, 2012 and since such date has served as chairman, has a different compensation arrangement than the other directors. Mr. Newberry entered into an employment agreement with the Company commencing on January 1, 2012 and expiring on December 31, 2014, subject to the right of earlier termination in certain circumstances. The agreement provides for annual compensation of $500,000, subject to adjustment at the discretion of the independent members of the board. For calendar year 2014 his annual compensation was adjusted to $530,000. His annual compensation for calendar year 2013 was paid partly in equity and partly in cash as follows: he received an RSU grant (equal to one-half of the grant value of the annual non-employee director award) and a cash retainer on the same terms as non-employee directors’ annual equity grants and cash retainers, and he received the remainder of his annual compensation in cash. His annual compensation for calendar year 2014 is paid partly in equity and partly in cash as follows: he receives an RSU grant (equal to the grant value of the annual non-employee director award) and a cash retainer on the same terms as non-employee directors’ annual equity grants and cash retainers, and he receives the remainder of his annual compensation in cash. Mr. Newberry is eligible to participate in the Company’s Elective Deferred Compensation Plan that is generally applicable to executives of the Company, subject to the general terms and conditions of such plan.

Under his contract, if there is an involuntary termination (including an involuntary termination in connection with a change in control), a death or disability (as each term is defined in Mr. Newberry’s agreement), Mr. Newberry will be entitled to (i) a lump-sum cash payment equal to 12 months of Mr. Newberry’s base compensation (less, in the case of death, of certain insurance payments); (ii) certain medical benefits; and (iii) vesting of certain stock option and restricted stock unit awards. If Mr. Newberry voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Retiree Health Plans). Unvested RSUs will be cancelled on the date of termination.

The following table shows compensation for fiscal year 2014 for directors other than Mr. Anstice:

Director Compensation for Fiscal Year 2014
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(13)	All Other Compensation ($)(2)	Total ($)
Stephen G. Newberry	382,154	(3)	189,732	19,094	590,979
Eric K. Brandt	85,000	(4)	189,732	0	274,732
Michael R. Cannon	77,500	(5)	189,732	0	267,232
Youssef A. El-Mansy	70,000	(6)	189,732	21,434	281,166
Christine A. Heckart	70,000	(7)	189,732	0	259,732
Grant M. Inman	100,000	(8)	189,732	21,434	311,166
Catherine P. Lego	77,500	(9)	189,732	20,309	287,540
Krishna C. Saraswat	65,000	(10)	189,732	0	254,732
William R. Spivey	77,500	(11)	189,732	21,434	288,666
Abhijit Y. Talwalkar	80,000	(12)	189,732	0	269,732

(1)	The amounts shown in this column represent the grant date fair value of unvested restricted stock unit awards granted during fiscal year 2014 in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation, or “ASC 718.” However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the restricted stock units in fiscal year 2014 are set forth in Note 11 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 29, 2014.
(2)	Represents the portion of medical, dental and vision premiums paid by the Company.
(3)	Mr. Newberry received $382,154, representing his $60,000 annual retainer as a director and the remainder of his annual cash compensation under his employment agreement.
(4)	Mr. Brandt received $85,000, representing his $60,000 annual retainer and $25,000 as the chair of the audit committee.
(5)	Mr. Cannon received $77,500, representing his $60,000 annual retainer, $5,000 as a member of the nominating and governance committee and $12,500 as a member of the audit committee.
(6)	Dr. El-Mansy received $70,000, representing his $60,000 annual retainer and $10,000 as a member of the compensation committee.
(7)	Ms. Heckart received $70,000, representing her $60,000 annual retainer and $10,000 as a member of the compensation committee.
(8)	Mr. Inman received $100,000, representing his $60,000 annual retainer, $20,000 as lead independent director, $10,000 as a member of the compensation committee and $10,000 as the chair of the nominating and governance committee.

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Lam Research Corporation 2014 Proxy Statement	21

(9)	Ms. Lego received $77,500, representing her $60,000 annual retainer, $12,500 as a member of the audit committee and $5,000 as a member of the nominating and governance committee.
(10)	Dr. Saraswat received $65,000, representing his $60,000 annual retainer and $5,000 as a member of the nominating and governance committee.
(11)	Dr. Spivey received $77,500, representing his $60,000 annual retainer, $12,500 as a member of the audit committee and $5,000 as a member of the nominating and governance committee.
(12)	Mr. Talwalkar received $80,000, representing his $60,000 annual retainer and $20,000 as chair of the compensation committee.
(13)	On November 8, 2013, Mr. Newberry and each non-employee director who was on the board received an annual grant of 3,590 RSUs based on the $52.85 closing price of Lam’s common stock and the target value of $190,000, rounded down to the nearest 10 shares.

Other benefits. In addition, any members of the board enrolled in the Retiree Health Plans as of or prior to December 31, 2012 can continue to participate even after retirement from the board in the Company’s Retiree Health Plans. The board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under

Accounting Standards Codification 715, Compensation-Retirement Benefits (“ASC 715”), as of June 29, 2014, for eligible former directors and the current directors who may become eligible is shown below. Factors affecting the amount of post-retirement benefit obligation include age at enrollment, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Director Compensation for Fiscal Year 2014
Name	Accumulated Post-Retirement Benefit Obligation, as of June 29, 2014 ($)
Stephen G. Newberry	560,000
Eric K. Brandt	0
Michael R. Cannon	0
Youssef A. El-Mansy	502,000
Christine A. Heckart	0
Grant M. Inman	398,000
Catherine P. Lego	443,000
Krishna C. Saraswat	0
William R. Spivey	713,000
Abhijit Y. Talwalkar	0

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms that we received from the filers, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2014, with the exception of one late Form 4 for Martin B. Anstice filed on February 20, 2014 to report the withholding of 18,251 shares of Lam Research common stock to cover the taxes due on vesting of a restricted stock unit award on February 7, 2014.

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program. It is organized as follows:

Section I................	Recent Changes to Our Executive Compensation Program

Section II...............	Overview of Executive Compensation (Including Our Philosophy and Program Design)

Section III..............	Executive Compensation Governance and Procedures
Section IV.............	Primary Components of Named Executive Officer Compensation; Calendar Year 2013 Compensation Payouts; Calendar Year 2014 Compensation Targets and Metrics

Section V..............	Tax and Accounting Considerations

Our CD&A discusses compensation earned by our fiscal year 2014 “Named Executive Officers,” or “NEOs,” who are as follows:

Figure 1. FY2014 NEOs

Named Executive Officer	Position(s)
Martin B. Anstice	President and Chief Executive Officer
Timothy M. Archer	Executive Vice President and Chief Operating Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Richard A. Gottscho	Executive Vice President, Global Products
Sarah A. O’Dowd	Senior Vice President, Chief Legal Officer

I. RECENT CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM

The compensation committee has made a number of changes to our executive compensation program that are described in more detail in subsequent sections. During fiscal year 2014, these actions included the following:

Figure 2. Recent Executive Compensation Program Changes

Topic	Action	Rationale
Long-Term Incentive Program or “LTIP” Components

Effective with the 2014 LTIP, replaced the cash component (50% of total) with a program entirely composed of equity

See “Long-Term Incentive Program – Design” below for additional information regarding the impact of this change to the Company’s “Summary Compensation Table”

Use equity to facilitate an effective program design for compensation measured in part by relative stock performance (versus the prior cash program, which was designed to be effective in the face of high volatility across business cycles); further align executive interests more directly with stockholders
LTIP – Equity Vehicles and Metric

Effective with the 2014 LTIP, introduced a new LTIP equity vehicle – Market-Based Performance Restricted Stock Units, or “Market–Based PRSUs” – designed to reward eligible participants based on the performance of our stock price relative to the Philadelphia Semiconductor Sector Index (SOX)

Establish a performance-based vehicle to further support our strategy of linking executive rewards to the creation of stockholder value
LTIP – Performance Period

Effective with the 2014 LTIP, extended the performance period for the program from two to three years

Note: In conjunction with extending the performance period, a one-time two-year LTIP award of the same equity vehicles under comparable terms (see Figure 16 below for further details) was made under the calendar year 2014 LTIP called the “Gap Year Award”

See “Long-Term Incentive Program – Design” below for additional information regarding the impact of these changes to the employee and the Company’s “Executive Compensation Tables”

Align our executive officers’ interests with those of our stockholders over a longer period; increase retention value for our executive officers

Ensure that participants are not left without any long-term plan payments in calendar year 2016 as a result of the transition from a two- to three-year LTIP

Annual Incentive Plan or “AIP” – Goal Setting	Effective with the 2014 AIP, goal setting for the metrics underlying the program is now done on an annual basis	Annual goal setting aligns to our business planning cycle and is possible given that volatility has lessened across business cycles

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Lam Research Corporation 2014 Proxy Statement	23

II. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives set forth in “Executive Compensation Philosophy and Program Design –

Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Our CEO’s compensation in relation to our revenue and net income is shown in Figure 3 below.

Figure 3. FY2009-FY2014 CEO Pay for Performance

(1)	“CEO Total Compensation” consists of base salary, annual incentive payments, accrued values of the cash payments under the long-term incentive program and grant date fair values of equity based awards under the long-term incentive program, and all other compensation as reported in the “Summary Compensation Table” below.
(2)	The CEO Total Compensation for fiscal year 2012 reflects Mr. Anstice’s succession of Mr. Newberry as our President and CEO as of January 1, 2012.
(3)	The CEO Total Compensation for fiscal year 2014 reflects an award covering a three-year performance period as compared to the two-year period in all prior fiscal years. The one-time Gap Year Award, with a value of $3,074,271 reflected in the “Summary Compensation Table” below, is not included in fiscal year 2014 CEO Total Compensation in order to allow readers to more easily compare compensation in prior and future periods and better reflect the compensation payable in any fiscal year following the transition. See “Long-Term Incentive Program – Design” for additional information regarding the impact of the Gap Year Award.

To understand our executive compensation program fully, we feel it is important to understand:

  Our business, our industry environment and our financial performance; and
  Our executive compensation philosophy and program design.
Our Business, Our Industry Environment and Our Financial Performance

Lam Research has been an innovative supplier of wafer fabrication equipment and services to the semiconductor industry for more than 30 years. Our customers include semiconductor manufacturers that make memory, microprocessors, and other logic integrated circuits for a wide range of consumer and industrial electronics; including cell phones, computers, memory storage devices, and networking equipment.

Our market-leading products are designed to help our customers build the smaller, faster and more power-efficient devices that are necessary to power the capabilities required by end users. The process of integrated circuits fabrication consists of a complex series of process and preparation steps and Lam’s product offerings in deposition, etch and clean address a number of the most critical steps in the fabrication process. We leverage our expertise in semiconductor processing to develop technology and productivity solutions that typically benefit our customers through lower defect rates, enhanced yields, faster processing time, and reduced cost as well as by facilitating their ability to meet more stringent performance and design standards.

The semiconductor capital equipment industry has been highly competitive and subject to business cycles that historically have been characterized by rapid changes in demand that necessitate adjusting spending and managing capital allocation prudently across business cycles. Figure 4 below shows year-over-year changes in revenue growth for each of the electronics industry, the semiconductor industry, and the wafer fabrication equipment segment of the semiconductor equipment industry from 2001 to the present. The semiconductor industry has historically been a highly cyclical industry, with fluctuations responding to changes in the demand for semiconductor devices. The wafer fabrication equipment segment in which we participate has historically exhibited more extreme volatility during these demand cycles as illustrated by the graph below. More recently with consolidation in the customer base, the cyclical behavior in the industry appears to have diminished somewhat. With a reduced number of customers, the volatility in the industry has lessened but our results are more dependent on the spending of any individual customer over certain periods. As a result of such changes, our executive compensation program has been adjusted as described in “I. Recent Changes to Our Executive Compensation Program” above and in further detail in the below sections. However, previous programs in place with payouts in the current and next fiscal year were designed to respond to such significant volatility in our results.

Figure 4. Revenue Growth by Industry

Sources: SEMI; World Semiconductor Trade Statistics, Inc. (WSTS); Gartner, Inc.; Lam Research Corporation

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Lam Research Corporation 2014 Proxy Statement	25

Although we have a June fiscal year end, our executive compensation program is designed and oriented on a calendar-year basis to correspond with our calendar-year-based business planning. This CD&A reflects a calendar-year orientation, as shown in Figure 5 below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Figure 5. Executive Compensation Calendar-Year Orientation

In calendar year 2013, demand for semiconductor equipment improved slightly relative to calendar year 2012, as device manufacturers invested in leading edge production capacity to support healthy demand for mobile electronics. Against this backdrop, Lam delivered record financial performance and successfully completed the integration of Novellus Systems, Inc., or “Novellus,” executing all target integration commitments on or ahead of schedule.

Highlights for calendar year 2013:

  Achieved record revenues of approximately $4 billion for the calendar year, representing a 25% increase over calendar year 2012;
  Generated operating cash flow of $458 million, which represents approximately 12% of revenues;
  Repurchased approximately 7.2 million shares of common stock under the board of directors-approved $1.6 billion and $250 million authorizations, returning approximately $317 million to stockholders; and
  Fully executed on-schedule targeted cost and revenue synergies resulting from the 2012 acquisition of Novellus, including delivering $100 million in annualized cost savings and approximately $130 million in revenue synergies from the merger by the end of calendar year 2013.

Investments for wafer fabrication equipment spending have remained healthy in the first half of calendar year 2014 as customers transition to next generation devices, which are increasingly complex and more costly to produce.

Lam has continued to generate solid operating income and cash generation with revenues of $2.5 billion and cash flows from operations of $536 million earned from the March and June 2014 quarters combined. In April 2014, we announced a $1 billion capital return program, including the initiation of the Company’s first ever quarterly dividend (with future dividend payments subject to board review and approval), reflecting the Board’s confidence in future cash generation and Lam’s commitment to enhancing stockholder value.

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation committee that guided this year’s awards and payout decisions is that our executive compensation program should:

  provide competitive compensation to attract and retain top talent provide compensation that is fair to employees and rewards corporate, organizational and individual performance align pay with business objectives while driving exceptional performance throughout fluctuating business cycles optimize value to employees while maintaining cost-effectiveness to the Company create stockholder value over the long term
  align annual plan to short-term performance and long-term plan to longer-term performance recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value

Our compensation committee’s executive compensation objectives are to motivate:

  performance that creates long-term stockholder value
  outstanding performance at the corporate, organization and individual levels retention of a long-term, high-quality management team

To achieve these objectives, our compensation committee authorized the following strategies:

  reference appropriate market data
  respond to fluctuating business cycle changes
  use a mix of equity award types (restricted stock units, stock options and market-based performance restricted stock units)
  provide an appropriate mix of short-term and long- term rewards balance these strategies to reach an optimal result under existing circumstances

Program Design

Our program design uses a mix of short- and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary, an annual incentive program or “AIP,” and a long-term incentive program or “LTIP,” as well as stock ownership guidelines and a compensation recovery, or “clawback,” policy. Historically, our LTIP had a cash and equity component. In February 2014, our compensation committee approved a new LTIP design in which the cash component was replaced with equity. Details of the program are explained under “Long-Term Incentive Program – Design” in section III below. As illustrated in Figure 6 below, our program design is weighted towards performance and stockholder value. The performance-based program components include AIP cash payouts and market-based equity and stock option awards under the LTIP.

Figure 6. NEO Compensation Target Pay Mix Averages1

(1)	Data in Figure 6 for the calendar year 2014, 2013 and 2012 charts is for the then-applicable NEOs (i.e., fiscal year 2012 NEOs are represented in the calendar year 2012 chart, etc.).
(2)	The one-time Gap Year Awards are not included in 2014 target pay in order to allow readers to more easily compare pay mixes relative to prior periods. See “Long-Term Incentive Program – Design” below for additional information regarding the impact of the Gap Year Award.
(3)	For purposes of this illustration, we include performance-based RSUs and stock options as performance based, but do not classify service-based RSUs as performance based.

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Lam Research Corporation 2014 Proxy Statement	27

Our stock ownership guidelines for our NEOs are shown in Figure 7 below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions must be achieved within three years of promotion. At the end of fiscal year 2014, all of the then-employed NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to do so.

Figure 7. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)
Chief Executive Officer	3x base salary or 65,000 shares
Executive Vice Presidents	2x base salary or 20,000 shares
Senior Vice Presidents	1x base salary or 10,000 shares

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by Section 16 of the Exchange Act, or “Section 16 officers,” are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and will enable us to recover the excess amount of cash incentive-based compensation issued starting in calendar year 2015 to covered individuals when a material restatement of financial results are required within 36 months of the issuance of the original financial statements. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.

Highlights of Preferred Compensation-Related Policies, Practices and Provisions

We maintain preferred policies, practices and provisions related to or in our compensation program, which include the following:

Figure 8. Preferred Compensation-Related Policies, Practices and Provisions

What We Do
Pay for Performance (Pages 27, 32-33, 37) – A majority of our executive officer compensation is not guaranteed, but rather tied to key financial performance metrics and to changes in the performance of our stock relative to the performance of an industry index
Three Year Performance Period for Long-term Incentive Program (Pages 35-36) – Our current long-term incentive program is designed to pay for performance over a period of three years
Absolute and Relative Performance Metrics (Pages 32-33, 35, 37) – Our annual incentive program for executive officers includes the use of absolute performance factors and our long-term incentive program for executive officers includes the use of both absolute and relative performance factors
Balance of Annual and Long-term Incentives – Our incentive programs provide a balance of annual and longer-term incentives
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 32-33, 35, 37) – Our annual and long-term incentive programs use different performance metrics
Capped Amounts (Pages 32, 36-38) – Amounts that can be earned under the annual and long-term incentive programs are capped
Compensation Recovery/Clawback Policy (Page 28) – We have a policy in which we can recover the excess amount of cash incentive-based compensation granted and paid to our Section 16 officers
Prohibit Option Repricing – Our stock incentive plans prohibits option repricing without stockholder approval
Hedging and Pledging Policy (Page 15) – We have a policy applicable to our NEOs and members of our board that prohibits pledging, “short sales,” purchasing or selling “put” or “call” options (other than stock options issued under our equity plans) and other hedging transactions with respect to our equity securities.
Stock Ownership Guidelines (Pages 17, 28) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our NEOs has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so
Independent Compensation Advisor (Page 29) - The compensation committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company
Stockholder Engagement – We engage with stockholders and stockholder advisory firms to obtain feedback concerning our compensation program
What We Don’t Do
Tax “Gross-Ups” for Perquisites, Other Benefits or upon a Change in Control (Pages 45-46, 50-54) – Our executive officers do not receive tax “gross-ups” for perquisites, other benefits or upon a change in control(1)
Single-trigger Change in Control Provisions (Pages 50-52) – None of our executive officers have single-trigger change in control agreements

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees.

III. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation Committee

Our board of directors has delegated certain responsibilities to the compensation committee, or the “committee,” through a formal charter. The committee1 oversees the compensation programs in which our chief executive officer and his direct reports (including all other NEOs) participate. The independent members of our board of directors approve the compensation packages and payouts for our CEO. The CEO is not present for any decisions regarding his compensation packages and payouts. A copy of the committee’s charter can be viewed at http://investor.lamresearch.com.

Committee responsibilities include, but are not limited to: reviewing and approving the Company’s executive compensation philosophy, objectives and strategies; reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness; causing the board of directors to perform a periodic performance evaluation of the CEO; recommending to the independent members of the board of directors (as determined under both NASDAQ’s listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended) corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) as applicable to the CEO and compensation payouts for the CEO; annually reviewing with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals; and reviewing, and approving where appropriate, equity-based compensation plans. For additional information on the committee’s responsibilities, see “Corporate Governance: Board Committees” above.

In order to carry out these responsibilities, the committee receives and reviews information, analysis and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc., a national compensation consulting firm, or “Compensia,” as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chairman and executive officers and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our independent directors, peer group composition and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with the preparation of metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and NASDAQ listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia has not raised any conflict of interest.

[1]	For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our chairman and our president and chief executive officer, means an action or decision by the independent members of our board of directors upon the recommendation of the committee and, in the case of all other NEOs, an action or decision by the compensation committee.

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Lam Research Corporation 2014 Proxy Statement	29

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under annual and long-term incentive programs.

The committee considers the CEO’s recommendations within the context of competitive compensation data, the

Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant. At the request of the committee, our chairman also provides input to the committee.

Our CEO frequently attends committee meetings at the request of the committee, but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry, or the “Peer Group,” which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on U.S. based, public semiconductor, semiconductor equipment and materials companies, and similarly sized high-technology equipment and hardware companies. Figure 9 below summarizes how the Peer Group companies compare to the Company:

Figure 9. 2014 Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed four quarters as of July 31, 2013)	3,599	0.5 to 2 times Lam	4,390
Market Capitalization (30-day average as of July 31, 2013)	7,753	0.33 to 3 times Lam	10,742

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August 2013 and retained without change for calendar year 2014 compensation decisions. Our Peer Group consisted of the companies listed in Figure 10 below.

Figure 10. CY2014 Peer Group Companies

Advanced Micro Devices, Inc.	LSI Corporation
Agilent Technologies, Inc.	Marvell Technology Group Ltd
Analog Devices, Inc.	Maxim Integrated Products, Inc.
Applied Materials, Inc.	Micron Technology, Inc.
Avago Technologies	NetApp, Inc.
Broadcom Corporation	NVIDIA Corporation
Corning Incorporated	ON Semiconductor Corporation
Juniper Networks, Inc.	SanDisk Corporation
KLA-Tencor Corporation	Xilinx, Inc.

We derive revenue, market capitalization and NEO compensation data for the Peer Group companies from their public filings with the SEC, other publicly available sources and Radford Technology Survey data. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies primarily as a reference to ensure compensation packages are consistent with market norms.

Base pay levels for each executive officers are generally set with reference to the middle of the market range (40th-60th percentile), and variable pay target award opportunities for each executive officer are generally designed to deliver at or above market median (50th-75th percentile) compensation for target performance. For those executive officers new to their roles, their variable pay target award opportunities may generally be designed to deliver below market compensation. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance and general market conditions.

2013 Say on Pay Voting Results; Company Response

We evaluate our executive compensation program annually. Among other things, we consider the outcome of our most recent Say on Pay vote and any feedback we receive from our stockholders. In 2013, our stockholders voted to approve our 2013 advisory vote on executive compensation, with 82.44% of the votes cast in favor of the advisory proposal. Based on its evaluation, the committee decided to make changes to our executive compensation program described in section I above to further strengthen our pay for performance alignment and to bring certain aspects of our long-term incentive program more in line with evolving market practices. Additionally, we have continued efforts to further enhance our disclosure regarding our compensation program and practices.

IV. PRIMARY COMPONENTS OF NAMED EXECUTIVE OFFICER COMPENSATION; CALENDAR YEAR 2013 COMPENSATION PAYOUTS; CALENDAR YEAR 2014 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year

2013 and the forward-looking actions taken with respect to our NEOs in calendar year 2014.

Base Salary

We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide compensation to employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to Peer Group practice and market survey data. Adjustments to base salary are generally considered by the committee each year in February.

For calendar years 2014 and 2013, base salaries for then-employed NEOs other than our CEO in 2013 were determined by the committee in February of each year and became effective on March 31 of that year, based on the factors described above. The base salary for Mr. Anstice for calendar year 2014 was increased effective March 31, 2014 to a more competitive level relative to our Peer Group. The base salary of Dr. Gottscho for calendar year 2014 was also increased effective March 31, 2014 based on his performance, internal pay comparisons, and the importance of his position to our ongoing business success. Other NEO changes were due to individual performance. The base salaries of the NEOs for calendar years 2014 and 2013 are as follows:

Figure 11. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary as of March 31, 2014 ($)	Annual Base Salary as of March 31, 2013 ($)
Martin B. Anstice	900,000	775,000
Timothy M. Archer	600,000	575,000
Douglas R. Bettinger	525,000	485,000	(1)
Richard A. Gottscho	525,000	460,000
Sarah A. O’Dowd	415,000	406,000

(1)	Mr. Bettinger commenced employment with Lam on March 11, 2013. Mr. Bettinger’s base salary for calendar year 2013 was determined by the committee in January 2013.

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Lam Research Corporation 2014 Proxy Statement	31

Annual Incentive Program

Design

Our annual incentive program is designed to provide short-term, performance-based compensation that: (i) is based on the achievement of pre-set annual financial, strategic and operational objectives aligned with outstanding performance throughout fluctuating business cycles, and (ii) will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company. The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for 2014 was set at 2.25 times target, consistent with prior years.

Annual incentive program components

Annual incentive program components, each of which plays a role in determining actual payments made, include:

  a Funding Factor,
  a Corporate Performance Factor, and
  various Organization/Individual Performance Factors.

The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. The committee may exercise negative (but not positive) discretion against the Funding Factor result, and generally the entire funded amount is not paid out. Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments. In February 2013, for calendar year 2013, the committee set non-GAAP operating income2 as a percentage of revenue as the metric for the Funding Factor, with the following goals:

  a minimum achievement of 7.5% non-GAAP operating income as a percentage of revenue was required to fund any program payments, and performance greater than or equal to 20% would result in the maximum payout potential of 225% of target, with actual funding levels interpolated between those points.

The committee selected non-GAAP operating income because it believes that operating income is the performance metric that best reflects core operating results. Non-GAAP operating income is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.

As a guide for using negative discretion against the Funding Factor results and for making payout decisions, the committee primarily tracks the results of the following two components that are weighted equally in making payout decisions, and against which discretion may be applied in a positive or negative direction, provided the Funding Factor result is not exceeded:

  the Corporate Performance Factor is based on corporate-wide metrics and stretch goals that apply to all NEOs, and the Organization/Individual Performance Factors, which are based on organization-specific metrics and stretch goals and individual performance, apply to each individual NEO.

The specific metrics and goals, and their relative weightings, for the Corporate Performance Factor are determined by the committee based upon the recommendation of our CEO, and the Organization/Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.

The metrics and goals for the Corporate and Organization/Individual Performance Factors are set annually or semi-annually: annually for Corporate and Organization/Individual Performance Factor for 2014, annually for Organization/Individual Performance Factor for 2013 and semi-annually for Corporate Performance Factor for 2013. Goals are set depending on the business environment, to ensure that they are stretch goals regardless of changes in the business environment. Accordingly, as business conditions improve, goals are set to require better performance, and as business conditions deteriorate, goals are set to require stretch performance under more difficult conditions. Although the Corporate

[2]	Non-GAAP results are designed to provide information about performance without the impact of certain non-recurring and other non-operating line items. Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2014 and 2013, restructuring charges, integration-related costs, costs associated with rationalization of certain product configurations, amortization related to intangible assets acquired in the Novellus transaction, acquisition-related inventory fair value impact, expenses associated with the synthetic lease impairment, impairment of a long-lived asset, and costs associated with the disposition of business.

Performance Factor metrics and goals were set on a semi-annual basis in 2013, they remained the same throughout the entire calendar 2013 performance period. Beginning in calendar year 2014, metrics and goals are set on an annual basis.

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic operational and organizational metrics) are established for our NEOs as part of the Corporate and Organization/Individual Performance Factors.

We use organization-specific metrics because we believe these motivate our NEOs and the organizations they lead. We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to achieve pay-for-performance results.

Figure 12. Annual Incentive Program Payouts

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2013	105	Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand conditions; delivered on annualized cost savings targets defined in integration plans.
2012	93	Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives
2011	99	Healthy semiconductor demand under weakening economic conditions; business conditions deteriorated in the second half of calendar year 2011

     Calendar year 2013 annual incentive program parameters and payout decisions

In February 2013, the committee set the calendar year 2013 target award opportunity, the metrics and goals for the Funding Factor, the metrics and semi-annual goals (revisited in August 2013) for the Corporate Performance, and the metrics and goals for the Organization/Individual Performance Factors for each then-employed NEO were established. In February 2014, the committee considered the actual results under these factors and made payout decisions for the calendar year 2013 program, all as described below.

2013 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2013 for each NEO were as set forth in Figure 13 below in accordance with the principles set forth above under “Peer Group Practices and Survey Data.”

2013 Annual Incentive Program Corporate Performance Factor. In February 2013, the committee set non-GAAP operating income as a percentage of revenue as the metric for the first half of calendar year 2013 Corporate Performance Factor, and set:

  a goal of 18% of revenue for the first half of the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.00, a minimum Corporate Performance Factor of 0.20, and
  a maximum Corporate Performance Factor of 1.50.

In August 2013, the committee revisited and retained the same metric and goal for the Corporate Performance Factor for the second half of the year. These goals were designed to be stretch goals. Actual non-GAAP operating income percentage was 11.8% of revenue for the first half of calendar year 2013 (resulting in a factor of 0.69 for the first half) and 17.5% of revenue for the second half (resulting in a factor of 0.975 for the second half). This performance resulted in a total Corporate Performance Factor for calendar year 2013 of 0.833.

2013 Annual Incentive Program Organization/Individual Performance Factor. For 2013, the organization-specific performance metrics and goals for each NEO’s Organization/Individual Performance Factor were set on an annual basis, and were designed to be stretch goals. The Organization/Individual Performance Factor for Mr. Anstice for calendar year 2013 was based on the average of the Organization/Individual Performance Factors of all of the organizations reporting to him. For all other NEOs, their respective Organization/Individual Performance Factors were based on market share and/or strategic, operational and organizational performance goals specific to the organizations they managed, as described in more detail below.

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Lam Research Corporation 2014 Proxy Statement	33

The committee considered the accomplishment of actual organizational performance against the established goals described below during 2013.

  Mr. Archer’s Organization/Individual Performance Factor for calendar year 2013 was based on the accomplishment of market share, strategic, operational and organizational development goals for the global sales organization, the customer support business group and global operations.
  Mr. Bettinger’s Organization/Individual Performance Factor for calendar year 2013 was based on the accomplishment of strategic, operational and organizational development goals for finance, global information systems and investor relations.
  Dr. Gottscho’s Organization/Individual Performance Factor for calendar year 2013 was based on the accomplishment of market share, strategic, operational and organizational development goals for the product groups for which he had responsibility, deposition, etch, and clean.
  Ms. O’Dowd’s Organization/Individual Performance Factor for calendar year 2013 was based on the accomplishment of strategic, operational and organizational development goals for legal.

The committee’s consideration of the above accomplishments resulted in the following Organization/Individual Performance Factors for our NEOs: Mr. Anstice, 0.997; Mr. Archer, 1.050; Mr. Bettinger, 1.000; Dr. Gottscho, 1.000 and Ms. O’Dowd, 0.980.

2013 Annual Incentive Program Payout Decisions. In addition to considering the Corporate Performance Factor and Organization/Individual Performance Factors, the committee considered the strong performance of the Company and exercised discretion to increase payouts for those NEOs who were employed with the Company at the commencement of calendar year 2013 and still employed as of the payment date as follows: $132,000 to Mr. Anstice, $54,000 to Mr. Archer, $133,000 to Dr. Gottscho and $28,000 to Ms. O’Dowd. In February 2014, in light of the Funding Factor results and based on the above results and decisions, the committee made the following payouts for calendar year 2013 for each NEO, which, including the above discretion, were substantially less than the maximum payout available under the Funding Factor:

Figure 13. CY2013 Annual Incentive Program Payouts

Named Executive Officer(1)	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)(2)	Maximum Payout under Funding Factor (178% of Target Award Opportunity) ($)(3)	Actual Payouts ($)
Martin B. Anstice	150	1,118,078	1,990,178	1,155,041
Timothy M. Archer	110	625,096	1,112,671	642,528
Douglas R. Bettinger	85	325,043	578,577	297,902
Richard A. Gottscho	85	385,908	686,916	386,685
Sarah A. O’Dowd	80	320,546	570,573	318,575

(1)	Mr. Bettinger’s employment with Lam commenced March 11, 2013. His target award opportunity reflects a pro-rated eligible earnings amount of $382,404.
(2)	Calculated by multiplying each NEO’s eligible earnings for the calendar year 2013 annual incentive program performance period (Mr. Anstice: $745,385; Mr. Archer: $568,269; Mr. Bettinger: $382,404; Dr. Gottscho: $454,009; and Ms. O’Dowd: $400,683) by their respective target award opportunity percentage.
(3)	The Funding Factor resulted in a potential payout of up to 178% of target award opportunity for the calendar year (based on the actual non-GAAP operating income percentage results detailed under “Annual Incentive Program – Calendar year 2013 annual incentive program parameters and payout decisions – 2013 Annual Incentive Program Corporate Performance Factor” above and the specific goals set forth in the second paragraph under “Annual Incentive Program – Annual incentive program components” above).

Calendar year 2014 annual incentive program parameters

In February 2014, the committee set the target award opportunity for each NEO as a percentage of base salary, and consistent with prior years set a cap on payments equal to 2.25 times the target award opportunity. The target award opportunity for each NEO is shown in Figure 14 below.

Figure 14. CY2014 Annual Incentive Program Target Award Opportunities

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Martin B. Anstice	150
Timothy M. Archer	110
Douglas R. Bettinger	90
Richard A. Gottscho	90
Sarah A. O’Dowd	80

The committee also approved the annual metric for the Funding Factor and for the Corporate Performance Factor as non-GAAP operating income as a percentage of revenue, and set the annual goals for the Funding Factor and also the Corporate Performance Factor. Consistent with program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Organization/Individual Performance Factor metrics and goals were also established for each NEO. These include strategic and operational performance goals specific to individual business organizations and individuals. As a result, each NEO has multiple performance metrics and goals under this program. All goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our long-term incentive program, or “LTIP,” is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and stock performance over a multi-year period, reward our NEOs for outstanding Company performance and create stockholder value over the long term. Our LTIP was redesigned in February 2014 to further those objectives by: (i) replacing the cash component with a program entirely composed of equity, (ii) introducing a new LTIP vehicle, a Market-Based PRSU, designed to reward eligible participants based on our stock price performance relative to the Philadelphia Semiconductor Sector Index (SOX); (iii) differentiating the metric in our LTIP from the absolute operational performance metrics used for the Annual Incentive Program, and (iv) extending the performance period for the program from two to three years.

As a result, the LTIP now operates on overlapping three-year cycles, whereas prior to calendar year 2014, it operated on overlapping two-year cycles. This change would have left participants with a gap in long term incentive vesting opportunity in 2016. To ensure that participants receive a long-term award that vests in calendar year 2016, the committee also awarded a one-time gap year award with a two-year performance period, or the “Gap Year Award”. The target amount awarded under the Gap Year Award is equal to 50% of the target award opportunity under the regular three-year LTIP award. While the impact on the employee from the extended performance period and the Gap Year Award, assuming performance and target opportunities are the same year after year, was to normalize the received compensation in any year, the accounting impact on the Company from such normalization (visible in the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal Year 2014” table below), was a higher grant-based compensation expense in fiscal year 2014. This is in addition to the continuing impact upon the total compensation figures in the Company’s “Summary Compensation Table” in fiscal years 2014 and 2015 from the long-term cash awards under the previously designed programs for our performance during the relevant periods.

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Lam Research Corporation 2014 Proxy Statement	35

As shown in the chart below, because each performance period during fiscal year 2014 covers performance in two or three calendar years, three performance cycles affect compensation during each fiscal year (including the Gap Year Award).

Figure 15. FY2014 LTIP Programs

“$V” Reflects timing of cash payment and/or vesting of equity awards.
[1]	Gap Year Awards with cliff vesting of equity awards as in CY2014/2016 LTIP but over two-year performance periods are excluded.
[2]	Market-Based PRSUs cliff vest at the end of the performance period.
[3]	RSUs and Stock Options vest on an annual basis over three years.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value) and performance metrics are established for the program. Of the total target award opportunity, 50% is awarded in Market-Based Performance Restricted Stock Units, or “Market-Based PRSUs,” and the remaining 50% is awarded in a combination of service-based RSUs and stock options with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options are reviewed annually to determine whether service-based RSUs or stock options are the more appropriate form for the major part of the award based on criteria such as the current business environment and the potential value to motivate and retain the executives. We consider performance-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based. This means that if options constitute 10% of the total target award opportunity, the long-term incentive program will be 60% performance-based. If options constitute 40% of the total target award opportunity, the long-term incentive program will be 90% performance-based.

Equity Vehicles

The equity vehicles used in our calendar year 2014 long-term incentive program (including the Gap Year Award with any differences in terms set forth as footnotes) are the following:

Figure 16. CY2014/2016 LTIP Program Equity Vehicles

Equity Vehicles	% of Target Award Opportunity	Terms
Market-Based PRSUs	50
  Awards cliff vest three years from the February 18, 2014 grant date, or “Grant Date,” subject to satisfaction of minimal performance requirement and continued employment. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.(1)
  Performance period for Market-Based PRSUs is three years from the Grant Date.(2)
  The number of shares represented by the Market-Based PRSUs that can be earned over the performance periods is based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector Index (SOX), subject to the below-referenced ceiling. The stock price performance or market price performance is measured using the closing price for the 50-trading days prior to the dates the performance period begins and ends. The target number of shares represented by the Market-Based PRSUs is increased by 2% of target for each 1% that Lam’s stock price performance exceeds the market price performance of the SOX index; similarly, the target number of shares represented by the Market-Based PRSUs is decreased by 2% of target for each 1% that Lam’s stock price performance trails the market price performance of the SOX index. The result of the vesting formula is rounded down to the nearest whole number. A table reflecting the potential payouts depending on various comparative results is reflected in Figure 17 below.
  There is a ceiling but no floor to the number of shares represented by the Market-Based PRSUs that may be earned: cannot exceed 150% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or greater than positive 25 percentage points) and can be as little as 0% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or lesser than negative 50 points).
  The number of Market-Based PRSUs granted was determined by dividing 50% of the target opportunity by the closing price of our common stock on the Grant Date, $51.76, rounded down to the nearest share.
  Awards that vest at the end of the performance period are distributed in shares of our common stock.

Stock Options	10
  Awards vest one-third on the first, second and third anniversaries of the February 18, 2014 grant date, or “Grant Date,” subject to continued employment.(1)
  The number of stock options granted is determined by dividing 10% of the target opportunity by the closing price of our common stock on the Grant Date, $51.76, rounded down to the nearest share and multiplying the result by three. The ratio of three options for every RSU is based on a Black Scholes fair value accounting analysis.
  Awards are exercisable upon vesting.
  Expiration is on the seventh anniversary of the grant date.

RSUs	40
  Awards vest one-third on the first, second and third anniversaries of the February 18, 2014 grant date, or “Grant Date,” subject to continued employment.(1)
  The number of RSUs granted is determined by dividing 40% of the target opportunity by the closing price of our common stock on the Grant Date, $51.76, rounded down to the nearest share.
  Awards are distributed in shares of our common stock upon vesting.

(1)	Gap Year Awards cliff vest two years from the Grant Date
(2)	The performance period for Gap Year Awards of Market-based PRSUs is two years from the Grant Date

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Lam Research Corporation 2014 Proxy Statement	37

Figure 17. Market-Based PRSU Vesting Summary

% Change in Lam’s Stock Price Performance Compared to % Change in SOX Index Market Price Performance	Market-Based PRSUs That Can Be Earned (% of Target)
+ 25% or more	150%
+ 10%	120%
0% (equal to index)	100%
- 10%	80%
- 25%	50%
- 50% or less	0%

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a US dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2014 are as follows:

Figure 18. LTIP Target Award Opportunities

Named Executive Officer(1)	Long-Term Incentive Program Performance Period		Target Award Opportunity ($)
	CY2014/2016	(2)	6,500,000
Martin B. Anstice	CY2013/2014		5,000,000
	CY2012/2013		3,500,000
	CY2014/2016	(2)	3,000,000
Timothy M. Archer	CY2013/2014		3,000,000
	CY2012/2013		2,500,000
Douglas R. Bettinger	CY2014/2016	(2)	2,500,000
	CY2013/2014		2,000,000
	CY2014/2016	(2)	2,500,000
Richard A. Gottscho	CY2013/2014		2,075,000
	CY2012/2013		1,600,000
	CY2014/2016	(2)	1,300,000
Sarah A. O’Dowd	CY2013/2014		1,258,000
	CY2012/2013		1,250,000

(1)	Mr. Bettinger did not participate in the CY2012/2013 long-term incentive program because his employment with Lam commenced March 11, 2013.
(2)	The CY2014/2015 Gap Year Award target award opportunities for each participant of 50% of his/her calendar year 2014/2016 LTIP target award opportunity are not included.

CY2014 Awards

Calendar year 2014 decisions for the calendar year 2014/2016 long-term incentive program. On February 18, 2014, the committee made a grant under the calendar year 2014/2016 long-term incentive program, as well as a Gap Year Award, of Market-Based PRSUs, stock options and RSUs on the terms set forth in

Figure 16 above with a combined value equal to the NEO’s total target award amount, as shown in Figures 19 and 20 below.

Figure 19. CY2014/2016 LTIP Awards

Named Executive Officer	Target Award Opportunity ($)	Market-Based Performance Restricted Stock Units Award(1) (#)	Stock Options Award (#)	Service-based Restricted Stock Units Award (#)
Martin B. Anstice	6,500,000	62,789	37,671	50,231
Timothy M. Archer	3,000,000	28,979	17,385	23,183
Douglas R. Bettinger	2,500,000	24,149	14,487	19,319
Richard A. Gottscho	2,500,000	24,149	14,487	19,319
Sarah A. O’Dowd	1,300,000	12,557	7,533	10,046

(1)	The number of Market-Based PRSUs Awarded is reflected at target. The final number of shares that may be earned will be 0 to 150% of target.

Figure 20. CY2014/2015 Gap Year Awards

Named Executive Officer	Target Award Opportunity ($)	Market-Based Performance Restricted Stock Units Award(1) (#)	Stock Options Award (#)	Service-based Restricted Stock Units Award (#)
Martin B. Anstice	3,250,000	31,394	18,834	25,115
Timothy M. Archer	1,500,000	14,489	8,691	11,591
Douglas R. Bettinger	1,250,000	12,074	7,242	9,659
Richard A. Gottscho	1,250,000	12,074	7,242	9,659
Sarah A. O’Dowd	650,000	6,278	3,765	5,023

(1)	The number of Market-Based PRSUs Awarded is reflected at target. The final number of shares that may be earned will be 0 to 150% of target.

CY2012/2013 LTIP Payouts and CY2013/2014 LTIP Grants

The calendar year 2012/2013 LTIP payouts were awarded, and the calendar year 2013/2014 grants were made, pursuant to the previous design of the long-term incentive program.

Historic LTIP Design

The long-term incentive programs prior to calendar year 2014 were comprised of two components:

  Cash Incentive Component
  Equity Incentive Component

50% of such prior long-term incentive programs were expressed in performance-based cash awards and the other 50% were awarded in equity. Such programs were designed to be 75% performance-based and 25% service-based (i.e., 50% of the equity component was performance-based and 50% was service-based). The cash incentive component of the programs was entirely performance-based, and the equity incentive component had typically been half performance-based and half service-based. A modified long-term program design was utilized in 2012 as a result of the acquisition of Novellus.

The transaction had been announced, but had not been concluded, when compensation decisions were made in February 2012 and, as a result, management had not set long-term goals for the combined organization by that time. As a result, and also to aid retention during the integration period, for the calendar year 2012/2013 long-term incentive program, the pay components were 50% performance-based and 50% service-based. Since this was a deviation from the historical program design in effect for all other periods prior to calendar year 2014, we refer to our historic 75% performance-based mix in describing the program design. As referenced above, we consider goal-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

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Lam Research Corporation 2014 Proxy Statement	39

Cash Incentive Component

The cash component of the prior programs was 100% performance-based and was designed to:

  motivate outstanding performance at the corporate levels and to create long-term stockholder value, attract and retain top talent, and
  optimize value to employees while maintaining cost-effectiveness to the Company.

The committee set performance metrics under each two-year performance period on an annual basis. Goals against the metrics were set every six months to allow the committee to react to changes in the external business environment. When business conditions improved, goals were set to require stronger performance, and when business conditions deteriorated, goals were set to ensure stretch performance under more difficult conditions. We believed this flexibility motivated exceptional performance and delivered stockholder value throughout the applicable fluctuating business cycles we experienced.

Results determined based on performance against the pre-set goals are adjusted to reflect stock price appreciation occurring during the performance period,

aligning results under the program with results realized by our stockholders. The adjustment is made quarterly referencing a ratio of (x) the market price of our common stock over a 50-trading-day period to (y) the market price of our common stock over a 200-trading-day period, if the ratio was greater than one. Thus the final payout amount is determined by achievement against the performance goals adjusted by this stock price appreciation metric, and subject to the cap the committee set and any negative discretion the committee chose to exercise.

For each two-year performance period, the awards were subject to cliff vesting and payouts have been made following the end of the second year to those participants who remain employed on the award determination date. The cliff vesting, rather than annual vesting, has assisted with both retention and aligning NEOs with longer-term stockholder interests.

We believed this program has been effective in achieving pay-for-performance results, as shown in Figure 21 below.

Figure 21. CY2012/2013 Long-Term Cash Payouts

Long-Term Cash Cycle	Average Long-Term Cash Payout as % of Target Award Opportunity	Business Environment
CY2012/2013	109	2013: Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand discipline; delivered on annualized cost savings targets defined in integration plans.

		2012: Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives
CY2011/2012	84	2012: Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives

		2011: Healthy semiconductor demand under weakening economic conditions; business conditions deteriorated in the second half of calendar year 2011
CY2010/2011	165	2011: Healthy semiconductor demand under weakening economic conditions; business conditions deteriorated in the second half of calendar year 2011

		2010: Strong operating performance supported by semiconductor industry demand growth

Payout decisions under the calendar year 2012/2013 long-term cash program. In February 2014, the committee determined payouts for the calendar year 2012/2013 performance cycle. The starting price for determination of the stock price appreciation metric for calendar year 2012 was $43.45, which was based on a 200-day moving average as of December 23, 2011 and for calendar year 2013 was $36.93, which was based on a 200-day moving average as of December 21, 2012. The performance metric for both years of the program was non-GAAP operating income, with it being reflected as a dollar value in calendar year 2012 and as a percentage of revenue for calendar year 2013, and goals were set semi-annually and measured on a quarterly basis. During the performance period, these goals ranged from $115.2 million per quarter to $140 million per quarter during calendar year 2012 and were 15.0% per quarter during calendar year 2013, reflecting stretch goals during calendar year 2012 and retentive goals during calendar year 2013 under then-prevailing business conditions. Actual quarterly performance of non-GAAP operating income during all eight quarters ranged from 29% to 137% of goal. Without regard to stock price appreciation, the resulting payout would have been 85% of target for the entire period. However, the stock price appreciation metric served to increase the payouts to 109% of target.

Payouts for the eligible NEOs were awarded at 109% of target, as shown in Figure 22 below.

Figure 22. CY2012/2013 Long-Term Cash Payouts

Named Executive Officer(1)	Cash Target Award Opportunity ($)	Cash Payout ($)
Martin B. Anstice	1,750,000	1,901,749
Timothy M. Archer	1,250,000	1,358,392
Richard A. Gottscho	800,000	869,371
Sarah A. O’Dowd	625,000	679,196

(1)	Mr. Bettinger did not participate because his employment with Lam commenced March 11, 2013.

Calendar year 2013 and 2014 decisions under the calendar year 2013/2014 long-term cash program. Target award amounts were set in February 2013 for the calendar year 2013/2014 program, and are shown in Figure 23 below. At that time, the committee also set non-GAAP operating income as the performance metric for the 2013 calendar year portion of the two year program and set the starting price for measuring stock price appreciation for the 2013 calendar year at $36.93, the 200-day moving average as of December 21, 2012. In February 2014, the committee retained non-GAAP operating income as a percentage of revenue as the performance metric and retained $36.93, the 200-day moving average as of December 21, 2012, as the starting price for measuring stock price appreciation for the calendar year 2014 portion of the program. Specific goals against the non-GAAP operating income metric were set in February 2013 for the first half of calendar year 2013, in August 2013 for the second half of calendar year 2013, and in February 2014 on an annual basis for calendar year 2014, and in each case were designed to be retentive goals. Payouts for the calendar year 2013/2014 program will be determined and made in February 2015 to eligible NEOs, subject to continued employment.

Figure 23. CY2013/2014 Long-Term Cash Target Award Opportunities

Named Executive Officer	Cash Target Award Opportunity ($)
Martin B. Anstice	2,500,000
Timothy M. Archer	1,500,000
Douglas R. Bettinger	1,000,000
Richard A. Gottscho	1,037,500
Sarah A. O’Dowd	629,000

Equity Incentive Component

Similar to the current program, the long-term equity incentive component was historically designed to attract and retain top talent, provide competitive levels of compensation and to reward our NEOs for outstanding Company performance and long-term stock price appreciation. Historically, half of the equity award (25% of the total long-term incentive award opportunity) had been performance-based (including stock options), delivered in either performance-vested RSUs or stock options. The remaining half of the equity award (25% of the total long-term incentive award opportunity) had been delivered through service-vested RSUs. The performance-based equity component of the long-term program was reviewed annually to determine whether performance-based RSUs or stock options were the most appropriate form for the award based on criteria such as the current business environment and the perceived potential value to motivate and retain the NEOs. Awards cliff vest two years after the grant date, depending on continued employment and, in the case of performance-based RSUs, on performance against specified metrics and goals. The cliff vesting, rather than annual vesting, provides for both retention and for aligning NEOs with longer-term stockholder interests.

Vesting and performance results under the calendar year 2012/2013 long-term equity program. Under the calendar year 2012/2013 long-term equity program, the committee made a grant to each NEO other than Messrs. Archer and Bettinger, who were not then

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Lam Research Corporation 2014 Proxy Statement	41

employees, of service-based RSUs with a grant date of February 7, 2012 and a combined value equal to 50% of the NEO’s total target award amount, as shown in Figure 24. The committee made a comparable grant, as shown in Figure 24, for Mr. Archer on August 3, 2012. To determine the number of service-based RSUs, 50% of the NEO’s long-term equity target dollar amount was divided by $43.38, the closing price of our common stock on February 7, 2012 for all NEOs other than Mr. Archer, and $34.57, the closing price of our common stock on August 3, 2012 for Mr. Archer. The award determination date was February 7, 2014, subject to continued employment through such date. On that date, the service-based awards vested due to the passage of time.

Figure 24. CY2012/2013 Long-Term Equity Awards

Named Executive Officer(1)	Equity Target Award Opportunity ($)	Service-based Restricted Stock Units Award (#)
Martin B. Anstice	1,750,000	40,341
Timothy M. Archer	1,250,000	36,158
Richard A. Gottscho	800,000	18,441
Sarah A. O’Dowd	625,000	14,407

(1)	Mr. Bettinger did not participate because his employment with Lam commenced March 11, 2013.

Awards under the calendar year 2013/2014 long-term equity program. On February 8, 2013, the committee made a grant under the calendar year 2013/2014 long-term equity program to each NEO expected to continue as such (other than Mr. Bettinger, who was not then an employee of the Company), of stock options and service–based RSUs with a combined value equal to 50% of the NEO’s total target award amount, as shown in Figure 25. The committee made a comparable grant for Mr. Bettinger effective as of March 11, 2013, the date he joined the Company. The number of shares of our common stock into which the stock options are exercisable, determined based on a Black Scholes value analysis, is three times the number of the RSUs granted. The options have a term of seven years and cliff vest on February 8, 2015, subject to continued employment. To determine the number of RSUs, 50% of the NEO’s long-term equity target dollar amount was divided by $42.61, the closing price of our common stock on February 8, 2013 for all NEOs other than Mr. Bettinger, and $42.41, the closing price of our common stock on March 11, 2013, for Mr. Bettinger. The number of shares underlying the stock options issued for the other 50% of the target dollar amount was determined as described above. The RSUs also cliff vest on February 8, 2015, subject to continued employment.

Figure 25. CY2013/2014 Long-Term Equity Awards

Named Executive Officer	Equity Target Award Opportunity ($)	Service-based Restricted Stock Units Award (#)	Stock Options Award (#)
Martin B. Anstice	2,500,000	29,335	88,005
Timothy M. Archer	1,500,000	17,601	52,803
Douglas R. Bettinger	1,000,000	11,789	35,367
Richard A. Gottscho	1,037,500	12,174	36,522
Sarah A. O’Dowd	629,000	7,380	22,140

Employment/Change in Control Arrangements

The Company has amended its employment agreements with Messrs. Anstice, Archer and Bettinger and Dr. Gottscho, and change in control agreement with Ms. O’Dowd, during the fiscal year to account for the issuance of a new type of equity award, Market-Based PRSUs and the corresponding severance terms associated therewith. The Company enters into employment/change in control agreements to help attract and retain our

NEOs and believes that these agreements help facilitate a smooth transaction and transition in connection with a change-in-control event. The employment agreements generally provide for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the applicable agreements. The employment agreements, and also the change in control agreements, generally provide for designated payments in the case of a change in control when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control), as such terms are defined in the applicable agreements.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Elective Deferred Compensation Plan. The Company maintains an elective deferred compensation plan that allows eligible employees (including all of the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company provides a limited Company contribution to the plan for all eligible employees.

Supplemental Health & Welfare. We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs. Until January 1, 2013, the Company also provided an executive medical, dental, and vision reimbursement program that reimbursed NEOs’ cost of medical, dental, and vision expenses in excess of the regular employee plans through the end of 2012.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to new executive officers as of January 1, 2013. We have an independent actuarial valuation of this post-retirement benefit conducted annually in accordance with generally accepted accounting principles. The most recent valuation was conducted in June 2014 and reflected the following retirement benefit obligation for the NEOs:

Figure 26. Post-Retirement Benefit Obligations

Named Executive Officer	As of June 2014
Martin B. Anstice	$335,000
Timothy M. Archer	$386,000
Douglas R. Bettinger(1)	$0
Richard A. Gottscho	$544,000
Sarah A. O’Dowd	$439,000

(1)	Mr. Bettinger was not eligible to participate because he was not an employee of the Company prior to the termination of the program.

V. TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” imposes limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to our chief executive officer, and any of our three other most highly compensated executive officers (other than our chief financial officer) in a single tax year. Generally, compensation in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code.

When we design our executive compensation programs, we take into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of section 162(m).

To facilitate the deductibility of compensation payments under section 162(m), in fiscal year 2004, we initially adopted the Executive Incentive Plan, or “EIP,” and obtained stockholder approval for the EIP at that time. We most recently amended this plan and obtained stockholder approval for the amendment in calendar year 2010. Both the Annual Incentive Program and the

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Lam Research Corporation 2014 Proxy Statement	43

Long-term Incentive Program are administered under the EIP. The annual program awards and the long-term cash awards to our NEOs generally qualify for deductibility under section 162(m) to the extent practicable.

Consistent with the EIP and the regulations under section 162(m), compensation income realized upon the exercise of stock options granted under our long-term incentive program generally will be deductible because the awards are granted by a committee whose members are outside directors and the other conditions of the EIP are satisfied. However, compensation associated with RSUs granted under the long-term incentive program may not be deductible unless vesting is based on specific performance goals and the other conditions of the EIP are satisfied. Therefore, compensation income realized upon the vesting of service-based RSUs or upon the vesting of equity awards not meeting the conditions required by the EIP is not deductible to the Company to the extent that the threshold is exceeded.

The committee monitors the application of section 162(m) and the associated Treasury regulations and considers the advisability of qualifying our executive compensation for deductibility of such compensation. The committee’s policy is to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable and where the committee believes it is in the best interests of the Company and its stockholders.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the corporation that exceed certain prescribed limits. The corporation or its successor may also forfeit a deduction on the amounts subject to this additional tax.

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2014, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to the cash awards under the long-term incentive program, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the long-term incentive program, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exclusion from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or “ASC 718,” for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s annual report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances,

be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION COMMITTEE

Youssef A. El-Mansy
Christine A. Heckart
Grant M. Inman
Abhijit Y. Talwalkar (Chair)

Compensation Committee Interlocks and Insider Participation

None of the compensation committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2014 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Executive Compensation Tables

The following tables show compensation information for our named executive officers.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Martin B. Anstice	2014	803,846		0		8,298,569		897,137	4,978,689	(10)	30,977	15,009,218
President and	2013	776,904	(6)	0		1,249,964		1,150,947	2,376,731	(11)	17,106	5,571,653
Chief Executive Officer	2012	605,288		0		1,749,993		0	1,463,810	(12)	22,337	3,841,428
Timothy M. Archer	2014	580,769		1,000,000	(7)	3,830,003		414,012	3,034,681	(13)	30,521	8,889,985
Executive Vice President and	2013	574,313	(6)	0		1,999,961	(8)	690,568	1,738,388	(14)	124,204	5,127,434
Chief Operating Officer(4)
Douglas R. Bettinger	2014	494,231		0		3,191,636		344,994	1,484,487	(15)	22,961	5,538,309
Executive Vice President and	2013	149,231	(6)	0		2,499,942	(9)	459,159	272,269	(16)	2,529	3,383,130
Chief Financial Officer(5)
Richard A. Gottscho	2014	475,000		0		3,191,636		441,128	2,109,623	(17)	23,059	6,240,446
Executive Vice President,	2013	487,735	(6)	500	(23)	518,734		613,299	1,098,839	(18)	15,786	2,734,893
Global Products	2012	427,942		5,609	(24)	799,971		0	905,832	(19)	19,959	2,159,312
Sarah A. O’Dowd	2014	408,077		0		1,659,629		229,365	1,371,075	(20)	26,364	3,694,509
Senior Vice President,	2013	432,782	(6)	0		314,462		371,788	808,050	(21)	12,427	1,939,509
Chief Legal Officer	2012	377,596		0		624,976		0	774,526	(22)	15,355	1,792,453

(1)	The amounts shown in this column represent the value of RSU awards, under the LTIP (for fiscal year 2014, this includes the calendar year 2014/2016 LTIP award and the Gap Year Award) except as described in footnotes 8 and 9 below, granted in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2014 are set forth in Note 11 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 29, 2014. For additional details regarding the grants see “Grants of Plan Based Awards for Fiscal Year 2014” table below.
(2)	The amounts shown in this column represent the value of the stock option awards granted, under the LTIP (for fiscal year 2014, this includes the calendar year 2014/2016 LTIP award and the Gap Year Award) except as described in footnotes 8 and 9 below, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumption used to calculate the fair value of stock options in fiscal year 2014 are set forth in Note 11 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 29, 2014. For additional details regarding the grants see “Grants of Plan Based Awards for Fiscal Year 2014” table below.
(3)	Please refer to the “All Other Compensation Table For Fiscal Year 2014,” which immediately follows this table, for additional information.
(4)	Mr. Archer was appointed Executive Vice President and Chief Operating Officer on June 4, 2012.
(5)	Mr. Bettinger was appointed Executive Vice President and Chief Financial Officer on March 11, 2013.
(6)	Includes non-recurring/one time vacation payouts at the end of the program in which all vice presidents were entitled to accrue paid vacation time of $71,615 for Mr. Anstice; $7,485 for Mr. Archer; $36,005 for Dr. Gottscho; and $34,167 for Ms. O’Dowd.
(7)	Represents a retention bonus pursuant to the terms of his employment agreement (effective June 4, 2012), or “Archer Employment Agreement,” entered into in connection with the acquisition of Novellus.
(8)	Represents grants of service-based RSUs: under the calendar year 2012/2013 equity portion of the Long-Term Incentive Program, or “LTIP-Equity,” granted August 3, 2012 in accordance with the terms of the Archer Employment Agreement; and under the calendar year 2013/2014 LTIP-Equity, granted February 8, 2013.
(9)	Represents grant of service-based RSUs under the calendar year 2013/2014 LTIP-Equity and a new hire grant of service-based RSUs with a dollar value equal to $2,000,000 in accordance with the terms of his employment agreement.
(10)	Represents $1,155,041 earned by and paid to Mr. Anstice under the calendar year 2013 Annual Incentive Program, or “AIP,” $857,253 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 cash portion of the Long-Term Incentive Program, or “LTIP-Cash,” and $2,966,462 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Mr. Anstice has received the amount accrued under the calendar year 2012/2013 LTIP-Cash, and will be eligible to receive the amounts accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by Lam through the award determination date in February 2015.
(11)	Represents $771,640 earned by and paid to Mr. Anstice under the calendar year 2012 AIP, $183,446 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2013 under the calendar year 2011/2012 LTIP-Cash, $740,974 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2013 under the calendar year 2012/2013 LTIP-Cash, and $680,671 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2013 under the calendar year 2013/2014 LTIP-Cash. Mr. Anstice has received the amounts accrued under the calendar year 2011/2012 and 2012/2013 LTIP-Cash programs, and will be eligible to receive the amount accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by the Company through the award determination date in February 2015.
(12)	Represents $521,125 earned by and paid to Mr. Anstice under the calendar year 2011 AIP, $233,936 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2012 under the calendar year 2010/2011 LTIP-Cash, $405,171 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2012 under the calendar year 2011/2012 LTIP-Cash, and $303,578 accrued on Mr. Anstice’s behalf for the performance during fiscal year 2012 under the calendar year 2012/2013 LTIP-Cash. Mr. Anstice has received the amounts accrued under the calendar year 2010/2011, 2011/2012, and 2012/2013 LTIP-Cash programs.

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Lam Research Corporation 2014 Proxy Statement	45

(13)	Represents $642,528 earned by and paid to Mr. Archer under the calendar year 2013 AIP, $612,276 accrued on Mr. Archer’s behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 LTIP-Cash, and $1,779,877 accrued on Mr. Archer’s behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the calendar year 2012/2013 LTIP-Cash, and will be eligible to receive the amounts accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by Lam through the award determination date in February 2015.
(14)	Represents $263,492 earned by and paid to Mr. Archer under the calendar year 2012 AIP, $360,804 earned by Mr. Archer and paid in February 2013 in accordance with the terms of his employment agreement under the 2012 Novellus Executive Bonus Program for performance during the second half of fiscal year 2012, $705,689 accrued on Mr. Archer’s behalf for the performance during the first half of fiscal year 2013 under the calendar year 2012/2013 LTIP-Cash, and $408,403 accrued on Mr. Archer’s behalf for the performance during fiscal year 2013 under the calendar year 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the calendar year 2012/2013 LTIP-Cash program. Mr. Archer will be eligible to receive the amount accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by the Company through the award determination date in February 2015.
(15)	Represents $297,902 earned by and paid to Mr. Bettinger under the calendar year 2013 AIP, and $1,186,585 accrued on Mr. Bettinger’s behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Mr. Bettinger will be eligible to receive the amounts accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by Lam through the award determination date in February 2015.
(16)	Represents $272,269 accrued on Mr. Bettinger’s behalf for the performance during fiscal year 2013 under the calendar year 2013/2014 LTIP-Cash. Mr. Bettinger will be eligible to receive the amount accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by the Company through the award determination date in February 2015.
(17)	Represents $486,685 earned by and paid to Dr. Gottscho under the calendar year 2013 AIP, $391,857 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 LTIP-Cash, and $1,231,082 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Dr. Gottscho has received the amount accrued under the calendar year 2012/2013 LTIP-Cash, and will be eligible to receive the amounts accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by Lam through the award determination date in February 2015.
(18)	Represents $355,332 earned by and paid to Dr. Gottscho under the calendar year 2012 AIP, $122,297 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2013 under the calendar year 2011/2012 LTIP-Cash, $338,731 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2013 under the calendar year 2012/2013 LTIP-Cash, and $282,479 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2013 under the calendar year 2013/2014 LTIP-Cash. Dr. Gottscho has received the amounts accrued under the calendar year 2011/2012 and 2012/2013 LTIP-Cash programs, and will be eligible to receive the amount accrued under the calendar year 2013/2014 LTIP-Cash program if he remains employed by the Company through the award determination date in February 2015.
(19)	Represents $339,032 earned by and paid to Dr. Gottscho under the calendar year 2011 AIP, $157,907 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2012 under the calendar year 2010/2011 LTIP-Cash, $270,114 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2012 under the calendar year 2011/2012 LTIP-Cash, and $138,779 accrued on Dr. Gottscho’s behalf for the performance during fiscal year 2012 under the calendar year 2012/2013 LTIP-Cash. Dr. Gottscho has received the amounts accrued under the calendar year 2010/2011, 2011/2012, and 2012/2013 LTIP-Cash programs.
(20)	Represents $318,575 earned by and paid to Ms. O’Dowd under the calendar year 2013 AIP, $306,138 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 LTIP-Cash, and $746,362 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amount accrued under the calendar year 2012/2013 LTIP-Cash, and will be eligible to receive the amounts accrued under the calendar year 2013/2014 LTIP-Cash program if she remains employed by Lam through the award determination date in February 2015.
(21)	Represents $276,615 earned by and paid to Ms. O’Dowd under the calendar year 2012 AIP, $95,545 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2013 under the calendar year 2011/2012 LTIP-Cash, $264,633 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2013 under the calendar year 2012/2013 LTIP-Cash, and $171,257 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2013 under the calendar year 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amounts accrued under the calendar year 2011/2012 and 2012/2013 LTIP-Cash programs, and will be eligible to receive the amount accrued under the calendar year 2013/2014 LTIP-Cash program if she remains employed by the Company through the award determination date in February 2015.
(22)	Represents $308,868 earned by and paid to Ms. O’Dowd under the calendar year 2011 AIP, $146,210 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2012 under the calendar year 2010/2011 LTIP-Cash, $211,027 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2012 under the calendar year 2011/2012 LTIP-Cash and $108,421 accrued on Ms. O’Dowd’s behalf for the performance during fiscal year 2012 under the calendar year 2012/2013 LTIP-Cash. Ms. O’Dowd has received the amounts accrued under the calendar year 2010/2011, 2011/2012 and 2012/2013 LTIP-Cash programs.
(23)	Represents a patent award.
(24)	Represents a patent award and a bonus equal to the additional income tax due to section 409A for certain stock option awards.

All Other Compensation Table for Fiscal Year 2014
Name	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Paid Long-Term Disability Insurance Premiums(1) ($)	Company Paid Life Insurance Premiums(2) ($)	Company Paid Healthcare Insurance Premiums(3) ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Total ($)
Martin B. Anstice	7,545	1,420	0	19,512	2,500	30,977
Timothy M. Archer	7,089	1,420	0	19,512	2,500	30,521
Douglas R. Bettinger	5,267	1,420	14	16,260	0	22,961
Richard A. Gottscho	8,280	1,420	66	13,293	0	23,059
Sarah A. O’Dowd	7,474	1,420	255	14,715	2,500	26,364

(1)	Represents the portion of supplemental long-term disability insurance premiums paid by Lam.
(2)	Represents the portion of life insurance premiums paid by Lam.
(3)	Represents the portion of executive healthcare insurance premiums paid by Lam.

Grants of Plan-Based Awards for Fiscal Year 2014
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Award Type	Grant Date	Approval Date	Target ($)(1)	Maximum ($)(1)	Target (#)(2)		Maximum (#)(2)
Martin B. Anstice	Annual Incentive Program	N/A	2/11/2014	1,350,000	3,037,500
	LTIP-Equity:
	Market-Based PRSUs	2/18/2014	2/18/2014			62,789	(4)	94,184	(4)						2,930,363
		2/18/2014	2/18/2014			31,394	(5)	47,091	(5)						1,468,297
	Service-Based RSUs	2/18/2014	2/18/2014							50,231	(6)				2,599,957
		2/18/2014	2/18/2014							25,115	(7)				1,299,952
	Stock Options	2/18/2014	2/18/2014									37,671	(8)	51.76	591,115
		2/18/2014	2/18/2014									18,834	(9)	51.76	306,022
Timothy M. Archer	Annual Incentive Program	N/A	2/11/2014	660,000	1,485,000
	LTIP-Equity:
	Market-Based PRSUs	2/18/2014	2/18/2014			28,979	(4)	43,469	(4)						1,352,450
		2/18/2014	2/18/2014			14,489	(5)	21,734	(5)						677,651
	Service-Based RSUs	2/18/2014	2/18/2014							23,183	(6)				1,199,952
		2/18/2014	2/18/2014							11,591	(7)				599,950
	Stock Options	2/18/2014	2/18/2014									17,385	(8)	51.76	272,797
		2/18/2014	2/18/2014									8,691	(9)	51.76	141,215
Douglas R. Bettinger	Annual Incentive Program	N/A	2/11/2014	472,500	1,063,125
	LTIP-Equity:
	Market-Based PRSUs	2/18/2014	2/18/2014			24,149	(4)	36,224	(4)						1,127,034
		2/18/2014	2/18/2014			12,074	(5)	18,111	(5)						564,701
	Service-Based RSUs	2/18/2014	2/18/2014							19,319	(6)				999,951
		2/18/2014	2/18/2014							9,659	(7)				499,950
	Stock Options	2/18/2014	2/18/2014									14,487	(8)	51.76	227,323
		2/18/2014	2/18/2014									7,242	(9)	51.76	117,671
Richard A. Gottscho	Annual Incentive Program	N/A	2/11/2014	472,500	1,063,125
	LTIP-Equity:
	Market-Based PRSUs	2/18/2014	2/18/2014			24,149	(4)	36,224	(4)						1,127,034
		2/18/2014	2/18/2014			12,074	(5)	18,111	(5)						564,701
	Service-Based RSUs	2/18/2014	2/18/2014							19,319	(6)				999,951
		2/18/2014	2/18/2014							9,659	(7)				499,950
	Stock Options	2/18/2014	2/18/2014									14,487	(8)	51.76	292,858
		2/18/2014	2/18/2014									7,242	(9)	51.76	148,270
Sarah A. O’Dowd	Annual Incentive Program	N/A	2/11/2014	332,000	747,000
	LTIP-Equity:
	Market-Based PRSUs	2/18/2014	2/18/2014			12,557	(4)	18,836	(4)						586,035
		2/18/2014	2/18/2014			6,278	(5)	9,417	(5)						293,622
	Service-Based RSUs	2/18/2014	2/18/2014							10,046	(6)				519,981
		2/18/2014	2/18/2014							5,023	(7)				259,990
	Stock Options	2/18/2014	2/18/2014							0		7,533	(8)	51.76	152,281
		2/18/2014	2/18/2014									3,765	(9)	51.76	77,083

(1)	The AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2014, effective as of April 2014. Actual target and maximum future payouts under the AIP are calculated based on actual eligible base earnings.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the target and maximum number (150% of target) of Market-Based PRSUs that may be paid out to the NEOs on the terms described in the “Executive Compensation and Other Information – Compensation Discussion and Analysis” above.
(3)	The amounts shown in this column represent the value of service-based and market-based performance RSU and stock option awards granted during fiscal year 2014 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the service-based or market-based performance RSU in fiscal year 2014 are set forth in Note 11 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 29, 2014.
(4)	The Market-Based PRSUs vest on February 18, 2017, subject to continued employment.
(5)	The Market-Based PRSUs granted as part of the Gap Year Award vest on February 18, 2016, subject to continued employment.
(6)	The service-based RSUs vest 33.3% on February 18, 2015, 33.3% on February 18, 2016 and 33.3% on February 18, 2017, subject to continued employment.

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Lam Research Corporation 2014 Proxy Statement	47

(7)	The service-based RSUs granted as part of the Gap Year Award vest 100% on February 18, 2016, subject to continued employment.
(8)	Represents stock options with a seven-year term, of which 33.3% vest on February 18, 2015, 33.3% vest on February 18, 2016 and 33.3% vest on February 18, 2017, subject to continued employment.
(9)	Represents stock options with a seven-year term granted as part of the Gap Year Award, of which 100% vest on February 18, 2016, subject to continued employment.

Outstanding Equity Awards at 2014 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Martin B. Anstice										62,789	(2)	4,203,724
			37,671	(3)	51.76	2/18/2021
							50,231	(4)	3,362,965
										31,394	(5)	2,101,828
			18,834	(6)	51.76	2/18/2021
							25,115	(7)	1,681,449
			88,005	(8)	42.61	2/8/2020
							29,335	(9)	1,963,978
Timothy M. Archer										28,979	(2)	1,940,144
			17,385	(3)	51.76	2/18/2021
							23,183	(4)	1,552,102
										14,489	(5)	970,039
			8,691	(6)	51.76	2/18/2021
							11,591	(7)	776,017
			52,803	(8)	42.61	2/8/2020
							17,601	(9)	1,178,387
	30,375	(10)	10,125	(10)	29.34	12/16/2020
Douglas R. Bettinger										24,149	(2)	1,616,776
			14,487	(3)	51.76	2/18/2021
							19,319	(4)	1,293,407
										12,074	(5)	808,354

			7,242	(6)	51.76	2/18/2021
							9,659	(7)	646,670
			35,367	(11)	42.41	3/11/2020
							11,789	(12)	789,274
Richard A. Gottscho										24,149	(2)	1,616,776
			14,487	(3)	51.76	2/18/2021
							19,319	(4)	1,293,407
										12,074	(5)	808,354
			7,242	(6)	51.76	2/18/2021
							9,659	(7)	646,670
			36,522	(8)	42.61	2/8/2020
							12,174	(9)	815,049
Sarah A. O’Dowd										12,557	(2)	840,691
			7,533	(3)	51.76	2/18/2021
							10,046	(4)	672,580
										6,278	(5)	420,312
			3,765	(6)	51.76	2/18/2021
							5,023	(7)	336,290
			22,140	(8)	42.61	2/8/2020
							7,380	(9)	494,091

(1)	Calculated by multiplying the number of unvested shares by $66.95, the closing price per share of our common stock on June 27, 2014.
(2)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX Index over the applicable three-year performance period. The Market-Based PRSUs were granted on February 18, 2014. On February 18, 2017, the Market-Based PRSUs will vest provided that the person remains an employee on such date.

(3)	Stock options were granted on February 18, 2014. On February 18, 2015, February 18, 2016 and February 18, 2017, 33.3% of the stock options will become exercisable provided that the person remains an employee on such date.
(4)	RSUs were granted on February 18, 2014. On February 18, 2015, February 18, 2016 and February 18, 2017, 33.3% of the RSUs will vest provided that the person remains an employee on such date.
(5)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the two-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX Index over the applicable two-year performance period. The Market-Based PRSUs were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, the Market-Based PRSUs will vest provided that the person remains an employee on such date.
(6)	Stock options were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, 100% of the stock options will become exercisable provided that the person remains an employee on such date.
(7)	RSUs were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, 100% of the RSUs will vest provided that the person remains an employee on such date.
(8)	Stock options were granted on February 8, 2013. On February 8, 2015, 100% of the stock options will become exercisable provided that the person remains an employee on such date.
(9)	RSUs were granted on February 8, 2013. On February 8, 2015, 100% of the RSUs will vest provided that the person remains an employee on such date.
(10)	Stock options were granted on December 16, 2010. As of the 2014 fiscal year-end, 75% of the stock options granted on December 16, 2010 had become exercisable. On December 16, 2014, the remaining 25% of unvested stock options will become exercisable provided that Mr. Archer remains an employee on such date.
(11)	Stock options were granted on March 11, 2013. On February 8, 2015, 100% of the stock options will become exercisable provided that Mr. Bettinger remains an employee on such date.
(12)	RSUs were granted on March 11, 2013. On February 8, 2015, 100% of the RSUs will vest provided that Mr. Bettinger remains an employee on such date.

Option Exercises and Stock Vested for Fiscal Year 2014(1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin B. Anstice	29,120	867,916	40,341	2,091,681
Timothy M. Archer	292,500	8,321,204	73,497	3,781,695
Douglas R. Bettinger	0	0	35,369	1,869,607
Richard A. Gottscho	0	0	18,441	956,166
Sarah A. O’Dowd	38,658	1,102,913	14,407	747,003

(1)	The table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2014, which ended on June 29, 2014.

Non-Qualified Deferred Compensation for Fiscal Year 2014
Name	Executive Contributions in FY14 ($)(1)	Registrant Contributions in FY14 ($)(2)	Aggregate Earnings in FY14 ($)(3)	Aggregate Balance at FYE14 ($)(4)
Martin B. Anstice	92,010	2,500	678,453	4,414,152
Timothy M. Archer	795,638	2,500	143,161	1,425,455
Douglas R. Bettinger	98,951	0	4,132	103,083
Richard A. Gottscho	0	0	103,850	1,800,510
Sarah A. O’Dowd	1,155,666	2,500	551,067	3,730,425

(1)	The entire amount of each executive’s contributions in fiscal year 2014 is reported in each respective NEO’s compensation in our fiscal year 2014 “Summary Compensation Table.”
(2)	Represents the amount that Lam credited to the Elective Deferred Compensation Plan, the “EDCP,” which is 3% of Executive Contribution during calendar year 2013, to a maximum benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table For Fiscal Year 2014.”
(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2014.
(4)	The fiscal year-end balance includes $3,641,189 for Mr. Anstice, $484,156 for Mr. Archer, $0 for Mr. Bettinger, $1,696,660 for Dr. Gottscho, and $2,021,192 for Ms. O’Dowd that were previously reported in our “Summary Compensation Table” in prior years’ proxy statements.

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Lam Research Corporation 2014 Proxy Statement	49

Potential Payments upon Termination or Change in Control

The following is a summary of the employment agreements of our named executive officers.

Executive Employment Agreements

Martin B. Anstice. The Company and Mr. Anstice entered into an employment agreement, effective January 1, 2012 and amended on January 30, 2014, for a term of three years, subject to the right of the Company or Mr. Anstice, under certain circumstances, to terminate the agreement prior to such time.

Under the terms of the agreement, Mr. Anstice receives a base salary, which is reviewed annually and potentially adjusted. It was initially set at $660,000. Mr. Anstice is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Anstice receives other benefits, such as health insurance, vacation, and benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in Mr. Anstice’s agreement) of Mr. Anstice’s employment occurs, other than in connection with a Change in Control (as defined in Mr. Anstice’s agreement), Mr. Anstice will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Anstice under the short term variable compensation or any predecessor or successor programs (the “Short Term Program,” and such average, the “Five Year Average Amount”), plus an amount equal to the pro-rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short Term program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long Term Cash Programs”); (3) certain medical benefits; (4) a cash payment equal to a product of (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the closing stock price on the date of termination;

and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are not Market-Based PRSUs granted to Mr. Anstice at least 12 months prior to the termination date.

If a Change in Control of the Company (as defined in Mr. Anstice’s agreement) occurs during the period of Mr. Anstice’s employment, and if there is an Involuntary Termination of Mr. Anstice’s employment either in contemplation of or within the 12 months following the Change in Control, Mr. Anstice will be entitled to: a lump-sum cash payment equal to 18 months of Mr. Anstice’s then-current base salary, plus an amount equal to the Five Year Average Amount, plus an additional amount equal to the amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated multiplied by the number of full months worked in that calendar year divided by twelve; certain medical benefits; conversion of any Market-Based PRSUs outstanding as of the Change in Control into a cash award payable at time of termination equal to the sum of: (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the remainder of the pro-rata portion of unvested Market-Based PRSU awards at target; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not Market-Based PRSUs granted to Mr. Anstice prior to the Change in Control; and payment of any amounts accrued as of the Change in Control under the Long Term Cash Programs, plus an amount equal to the remaining target amount under the Long Term Cash Programs.

If Mr. Anstice’s employment is terminated due to disability or in the event of his death, Mr. Anstice (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under the Long Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of at least 50% of the unvested stock option, RSU or Market-Based PRSU (as adjusted for the Company’s performance during the service period) awards granted to Mr. Anstice prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%).

If Mr. Anstice voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans), stock options, RSUs and Market-Based PRSUs will cease to vest on the termination date, and stock options will be cancelled unless they are exercised within ninety days after the termination date. All RSUs and Market-Based PRSUs will be cancelled on the termination date.

Mr. Anstice’s agreement also subjects Mr. Anstice to customary confidentiality and non-competition obligations during the term of the agreement, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Anstice to execute a release in favor of the Company to receive the payments described above.

Timothy M. Archer. The Company and Mr. Archer entered into an employment agreement, effective June 4, 2012 and amended on January 30, 2014, for a term of three years, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the agreement prior to such time. The terms of Mr. Archer’s agreement are substantively similar to those of Mr. Anstice’s agreement, with the following material differences: (i) Mr. Archer’s initial base salary was set at $550,000, (ii) he was entitled to continue to participate in the Novellus annual incentive plan for the first half of calendar year 2012, (iii) he was entitled to participate in the Company’s annual incentive program for the second half of calendar year 2012, and (iv) his agreement includes a retention bonus of $1,000,000 payable in cash, which vested on December 31, 2013, subject to continued employment and relocation to the San Francisco Bay Area.

The severance terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that (1) Mr. Archer will receive 12-months base salary instead of 18 months in the event of his Involuntary Termination; and (2) instead of a payment of the Five Year Average Amount, he will receive a payment of 50% of the Five Year Average Amount. The Change in Control terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that Mr. Archer will receive 12-months base salary instead of 18 months in the event of his Involuntary Termination.

Douglas R. Bettinger. The Company and Mr. Bettinger entered into an employment agreement with a term commencing on March 11, 2013 and ending on July 17, 2015, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to July 17, 2015. The employment agreement was amended on January 30, 2014. The terms of Mr. Bettinger’s agreement are substantively similar to those of Mr. Archer’s agreement, with the following material differences: Mr. Bettinger’s initial base salary was set at $485,000 and his agreement includes a special bonus grant of RSUs with a dollar value (as of such date) equal to $2,000,000 that vested in equal tranches subject to continued employment on a quarterly basis over the year following the effective date of the agreement.

In the event that Mr. Bettinger’s employment terminates due to a “voluntary resignation” (as defined in his agreement) prior to March 11, 2015, he will be required to repay to the Company (in cash or vested RSU shares) a pro rata portion of the shares granted as part of the special bonus. In the event that Mr. Bettinger’s employment terminates within the first year of the employment period for any reason other than a voluntary resignation or a termination for “cause” (as defined in Mr. Bettinger’s agreement), the unvested portion of all RSUs shall accelerate their vesting as of the termination date.

The severance terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement, provided that in computing the Five Year Average Amount any partial year short-term plan payments in any year shall be annualized, and if employed for less than five years, then computed based on such fewer number of years. The Change in Control terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement.

Richard A. Gottscho. The Company and Dr. Gottscho entered into an employment agreement, effective July 18, 2012 and amended on January 30, 2014, for a term of three years, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the agreement prior to such time. The terms of Dr. Gottscho’s agreement are substantively similar to those of Mr. Archer’s employment agreement with the following material difference: under Dr. Gottscho’s agreement, his initial base salary was set at $438,000. The severance and Change in Control terms of Dr. Gottscho’s agreement are also generally similar to those of Mr. Archer’s agreement.

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Lam Research Corporation 2014 Proxy Statement	51

Other Executive Agreements

The Company entered into a change in control agreement with Ms. O’Dowd, effective July 18, 2012 and amended on January 30, 2014, for a term of three years, subject to the right of the Company or Ms. O’Dowd, under certain circumstances, to terminate the agreement prior to such time. The agreement provides that if a change in control (as defined as in Ms. O’Dowd’s agreement) of the Company occurs during the period of her employment under the change in control agreement, and there is an Involuntary Termination (as defined as in her agreement) of her employment, Ms. O’Dowd will be entitled to payments and benefits substantively similar to those contained in the change in control provisions of Mr. Archer’s agreement.

The change in control agreements contain confidentiality, non-competition, and non-solicitation terms that are substantively similar to those of Mr. Anstice’s, Mr. Archer’s, Mr. Bettinger’s and Dr. Gottscho’s agreements, and require Ms. O’Dowd to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (i) a merger or consolidation in which the Company is not the surviving entity, (ii) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (iii) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming a change in control of the Company as of the end of fiscal year 2014. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2014, June 29, 2014. The closing price per share of our common stock on June 27, 2014, which was the last trading day of fiscal year 2014, was $66.95. The short-term incentive plan pro-rata amounts are calculated by multiplying the applicable pro-rata percentage by the target. Actual performance will not be known until the end of calendar year 2014.

Potential Payments to Mr. Anstice upon Termination or Change in Control as of June 29, 2014
		Involuntary Termination
Executive Benefits and Payments upon Termination	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	1,350,000	1,350,000
Short-term Incentive (5-year average)	—	—	—	672,915	672,915
Short-term Incentive (pro rata)	—	675,000	—	675,000	336,457
Long-term Incentives:
2013-2014 LTIP-Cash	—	3,642,816	—	3,642,816	4,267,816
Stock Options (Unvested and Accelerated)	—	1,857,183	—	1,428,028	3,000,353
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	3,831,526	—	1,309,319	7,008,393
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	3,278,887	—	914,815	6,340,737
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,911	—	24,911	24,911
Total	—	13,310,324	—	10,017,804	23,001,582

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 29, 2014
		Involuntary Termination
Executive Benefits and Payments upon Termination	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	600,000	600,000
Short-term Incentive (5-year average)	—	—	—	274,886	549,772
Short-term Incentive (pro rata)	—	330,000	—	330,000	274,886
Long-term Incentives:
2013-2014 LTIP-Cash	—	2,185,690	—	2,185,690	2,560,690
Stock Options (Unvested and Accelerated)	—	1,054,864	—	856,817	1,681,319
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,949,651	—	785,591	3,506,506
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	1,513,295	—	422,211	2,926,421
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,911	—	24,911	24,911
Total	—	7,058,411	—	5,480,106	12,124,506

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 29, 2014
		Involuntary Termination
Executive Benefits and Payments upon Termination	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	525,000	525,000
Short-term Incentive (5-year average)	—	—	—	169,985	339,970
Short-term Incentive (pro rata)	—	236,250	—	236,250	169,985
Long-term Incentives:
2013-2014 LTIP-Cash	—	1,457,127	—	1,457,127	1,707,127
Stock Options (Unvested and Accelerated)	—	731,058	—	566,026	1,197,970
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,484,782	—	514,744	2,729,351
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	1,261,068	—	351,839	2,438,662
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,911	—	24,911	24,911
Total	—	5,195,195	—	3,845,881	9,132,975

Potential Payments to Dr. Gottscho upon Termination or Change in Control as of June 29, 2014
		Involuntary Termination
Executive Benefits and Payments upon Termination	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	525,000	525,000
Short-term Incentive (5-year average)	—	—	—	191,173	382,346
Short-term Incentive (pro rata)	—	236,250	—	236,250	191,173
Long-term Incentives:
2013-2014 LTIP-Cash	—	1,511,769	—	1,511,769	1,771,144
Stock Options (Unvested and Accelerated)	—	757,662	—	592,630	1,219,009
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,513,405	—	543,366	2,755,126
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	1,261,068	—	351,839	2,438,662
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	544,000	544,000	544,000	544,000	544,000
Total	544,000	5,824,153	544,000	4,496,028	9,826,461

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Lam Research Corporation 2014 Proxy Statement	53

Potential Payments to Ms. O’Dowd upon Termination or Change in Control as of June 29, 2014
		Involuntary Termination
Executive Benefits and Payments upon Termination	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	—	415,000
Short-term Incentive (5-year average)	—	—	—	—	318,797
Short-term Incentive (pro rata)	—	—	—	—	159,398
Long-term Incentives:
2013-2014 LTIP-Cash	—	—	—	—	1,073,783
Stock Options (Unvested and Accelerated)	—	—	—	—	710,504
Service-Based Restricted Stock Units (Unvested and Accelerated)					1,502,961
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	1,268,040
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	439,000	439,000	439,000	439,000	439,000
Total	439,000	439,000	439,000	439,000	5,887,482

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 29, 2014, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the

1999 Employee Stock Purchase Plan, the 2007 Stock Incentive Plan, and the 2011 Stock Incentive Plan, each as amended and as may be amended.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,477,999	(2)	$45.26	10,711,854	(3)
Equity compensation plans not approved by security holders	2,489,356	(4)	$26.44	6,855,086	(5)
Total	6,967,355		$32.20	17,566,940

(1)	Does not include RSUs.
(2)	Includes 4,477,999 shares issuable upon RSU vesting or stock option exercises under the Company’s 2007 Stock Incentive Plan, as amended, the “2007 Plan.” The 2007 Plan was adopted by the board in August 2006, approved by Lam’s stockholders in November 2006, and amended by the board in November 2006 and May 2013. The term of the 2007 Plan is 10 years from the last date of any approval, amendment, or restatement of the Plan by the Company’s stockholders. The 2007 Plan reserves for issuance up to 15,000,000 shares of the Company’s common stock.
(3)	Includes 2,334,276 shares available for future issuance under the 2007 Plan and 8,377,578 shares available for future issuance under the 1999 Employee Stock Purchase Plan, as amended, the “1999 ESPP.” The 1999 ESPP was adopted by the board in September 1998, approved by Lam’s stockholders in November 1998, amended by stockholder approval in November 2003, and most recently amended by the board in November 2012. The term of the 1999 ESPP is 20 years from its effective date of September 30, 1998, unless otherwise terminated or extended in accordance with its terms.
(4)	Includes 2,489,356 shares issuable upon RSU vesting or stock option exercises under the Company’s 2011 Stock Incentive Plan, as amended, the “2011 Plan.” As part of the acquisition of Novellus, Lam assumed the Novellus Systems, Inc. 2011 Stock Incentive Plan. The 2011 Plan was approved by Novellus shareholders before the merger but has not been approved by a separate vote of Lam stockholders. The 2011 Plan was amended by the board in July 2012.
The term of the 2011 Plan is 10 years from its effective date of May 10, 2011, unless otherwise terminated or extended in accordance with its terms.
(5)	Includes 6,855,086 shares available for future issuance under the 2011 Plan.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers (“Say on Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our board of directors, our compensation committee and, as appropriate, our board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2013 Say on Pay results and Company response, we encourage you to read the section of this proxy statement entitled “Executive Compensation and Other Information — Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers, as disclosed in accordance with SEC rules (including section 14A of the Exchange Act) in the “Compensation Discussion and Analysis” section, the compensation tables and any related narrative disclosure included in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve the compensation of our named executive officers will be at the 2015 annual meeting.

Stockholder approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present and cast on the matter, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm For Fiscal Year 2015

Stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015. Ernst & Young LLP has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Approval of Proposal No. 3 will require the affirmative vote of a majority of the outstanding shares of common stock present or represented and voting on the proposal at the annual meeting. Each proxy received by the

Proxy Holders will be voted “FOR” the ratification of the appointment of Ernst & Young LLP, unless the stockholder provides other instructions.

Our audit committee meets periodically with Ernst & Young LLP to review both audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public

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Lam Research Corporation 2014 Proxy Statement	55

accounting firm. All professional services provided by Ernst & Young LLP, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see the “Audit Committee Report” and the “Relationship with Independent Registered Public Accounting Firm” sections below in this proxy statement.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present and cast on the matter, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Audit Committee Report

The Company’s management, audit committee and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The audit committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014, the audit committee took the following actions:

  Reviewed and discussed the audited financial statements with Company management.
  Discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board, or the “PCAOB.”
  Reviewed the written disclosures and the letter from Ernst & Young LLP, required by Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence,” and discussed with Ernst & Young LLP its independence.
  Based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements be included in the Company’s 2014 Annual Report on Form 10-K for the fiscal year ended June 29, 2014 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Eric K. Brandt (Chair)
Michael R. Cannon
Catherine P. Lego
William R. Spivey

Relationship with Independent Registered Public Accounting Firm

Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception.

Fees Billed by Ernst & Young LLP

The table below shows the fees billed by Ernst & Young LLP for audit and other services provided to the Company in fiscal years 2014 and 2013.

Services Rendered / Type of Fee	Fiscal Year 2014	Fiscal Year 2013
Audit Fees(1)	$4,584,117	$4,901,106
Audit-Related Fees(2)	$8,975	$260,000
Tax Fees	$119,055	$162,066
All Other Fees(3)	$1,535	$1,995
TOTAL	$4,713,682	$5,325,167

(1)	Audit fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.
(2)	Audit-related fees consist of assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees” and include fees related to services provided to support the Company’s disposition of the Peter Wolters industrial applications group.
(3)	All other fees represent subscription fees to Ernst & Young LLP’s accounting research service.

The audit committee reviewed summaries of the services provided by Ernst & Young LLP and the related fees during fiscal year 2014 and has determined that the provision of non-audit services was compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent registered public accounting firm. The audit committee approved 100% of the services and related fee amounts for services provided by Ernst & Young LLP during fiscal year 2014.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services, to be provided to us by our independent registered public accounting firm, provided that the audit committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The committee has delegated to the chair of the committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2014 among any of our directors and executive officers. No related party transactions occurred during fiscal year 2014.

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Lam Research Corporation 2014 Proxy Statement	57

Other Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the board of directors may recommend or, if the board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment.

It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our board of directors solicits your proxy for the 2014 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2014 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 8, 2014, the “Record Date,” are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

162,441,177 shares of common stock were outstanding as of the Record Date.

Quorum

A majority of shares outstanding on the Record Date constitutes a quorum. A quorum is required to transact business at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast by proxy or at the annual meeting.

Effect of Abstentions and Broker Non-Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will not be counted with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by Proxy

Stockholders may vote by internet, phone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Each beneficial owner (an owner who is not the record holder of their shares) must obtain a proxy from the beneficial owner’s brokerage firm, bank, or the stockholder of record holding such shares for the beneficial owner, and present it to the inspector of elections with a ballot. Voting in person by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies. This may be done at any time before the polls close by (a) submitting a later-dated proxy by the internet, telephone or mail, or (b) submitting a vote in person at the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to our Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the people named on the proxy card as proxy holders, the “Proxy Holders,” will follow the stockholder’s instructions. If a stockholder submits proxy voting instructions but does not include voting instructions for each item, the Proxy Holders will vote as the board recommends on each item for which the stockholder did not include an instruction. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at http://investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 23, 2014, this proxy statement and the accompanying proxy card and 2014 Annual Report to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at http://investor.lamresearch.com and at www.proxyvote.com. We will furnish, without charge, a printed copy of these materials and our 2014 Annual Report (including exhibits) on request by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 23, 2014 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $12,000 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting. Admission of stockholders will begin at 9:15 a.m. Pacific Standard

Time on November 6, 2014. Any stockholders interested in attending the annual meeting should be prepared to present government-issued photo identification, such as a valid driver’s license or passport, and verification of ownership of Company common stock or proxy status

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Lam Research Corporation 2014 Proxy Statement	59

as of the Record Date for admittance. For stockholders of record as of the Record Date, proof of ownership as of the Record Date will be verified prior to admittance into the annual meeting. For stockholders who were not stockholders as of the Record Date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, will be verified prior to admittance into the annual meeting. For proxy holders, proof of valid proxy status will also be verified prior to admittance into the annual meeting. Stockholders and proxy holders will be admitted to the annual meeting if they comply with these procedures. Information on how to obtain directions to attend the annual meeting and vote in person is available on the Lam Research website at http://investor.lamresearch.com.

Voting on Proposals

Pursuant to Proposal No. 1, board members will be elected at the annual meeting to fill 11 seats on the board to serve for the ensuing year, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are 11 nominees for the 11 board seats, a nominee will be elected only if he or she receives an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, his or her previously submitted resignation will be promptly considered by the board. Each stockholder may cast one vote (“for” or “withhold”), per share held, for each of the 11 nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 2 and 3. Votes may be cast “for,” “against” or “abstain” on those Proposals.

If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the board; “FOR” approval, on an advisory basis, of the compensation of our named executive officers; and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

If you choose to vote in person, you will have an opportunity to do so at the annual meeting. You may either bring your proxy card to the annual meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date. As noted above, if you are a beneficial owner (an owner who is not the record holder of their shares), you will need to obtain a proxy from your brokerage firm, bank, or the stockholder of record holding shares on your behalf.

Voting by 401(k) Plan Participants

Employee participants in Lam’s Savings Plus Plan, Lam Research 401(k) and the Novellus Systems, Inc. (“Novellus“) 401(k) Plan, or the “401(k) Plans,” who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date will receive this proxy statement, so that each participant may vote, by proxy, his or her interest in Lam’s common stock as held by the 401(k) Plans. The 401(k) Plan trustees, or the Company’s Savings Plus Plan, Lam Research 401(k) Committee as the administrator of the 401(k) Plans, will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that they receive.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at http://investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by phone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by phone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2015 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2015 annual meeting (in accordance with SEC Rule 14a-8) and for consideration at the 2015 annual meeting. The Company must receive a stockholder proposal no later than May 26, 2015 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposals and nominations under Company bylaws. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the annual meeting by following certain requirements set forth in our bylaws. The current applicable provisions of our bylaws are described below. Proposals will not be eligible for inclusion in the Company’s proxy statement for the 2015 annual meeting unless they are submitted in compliance with then applicable SEC rules; however, they will be presented for discussion at the annual meeting if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied. Under current SEC rules, stockholder nominations for directors are not eligible for inclusion in the Company’s proxy materials.

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be discussed at the annual meeting. Assuming that the 2015 annual meeting takes place at roughly the same date next year as the 2014 annual meeting (and subject to any change in our bylaws—which would be publicly disclosed by the Company—and to any provisions of then-applicable SEC rules), the principal requirements for the 2015 annual meeting would be as follows:

For proposals and for nominations:

  A stockholder of record, or “the Stockholder,” must submit the proposal or nomination in writing; it must be received by the secretary of the Company no earlier than July 10, 2015, and no later than August 9, 2015;
  For each Stockholder and beneficial owner of Company common stock, “Beneficial Owner,” if any, on behalf of whom the proposal or nomination is being made the Stockholder’s notice to the secretary of a proposal or nomination must state:”
  the name and record address of the Stockholder and the Beneficial Owner;
  the class, series and number of shares of capital stock of the Company that are owned beneficially or of record by the Stockholder and the Beneficial Owner;
  a description of any options, warrants, convertible securities, or similar rights held by the Stockholder or the Beneficial Owner with respect to the Company’s stock, and any other opportunities by the Stockholder or the Beneficial Owner to profit or share, directly or indirectly, in any profit derived from any increase or decrease in the value of shares of the Company, including through a general or limited partnership or ownership interest in a general partner;
  a description of any proxies, contracts, or other voting arrangements to which the Stockholder or the Beneficial Owner is a party concerning the Company’s stock;
  a description of any short interest held by the Stockholder or the Beneficial Owner in the Company’s stock;
  a description of any rights to dividends separated or separable from the underlying shares of the Company to which the Stockholder or the Beneficial Owner are entitled;
  any other information relating to the Stockholder or the Beneficial Owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations pursuant thereto; and
  a statement whether or not the Stockholder or the Beneficial Owner will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to carry the proposal or, in the case of nominations, at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by the Stockholder or the Beneficial Owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Stockholder or Beneficial Owner under a majority voting standard.

Additionally, for proposals, the notice must set forth a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made.

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Lam Research Corporation 2014 Proxy Statement	61

Additionally, for nominations, the notice must:

  set forth, as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act;
  be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and
  be accompanied by a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable conditional resignation effective upon such person’s failure to receive the required vote for reelection or to be renominated by the board at the next meeting at which such person would face reelection and upon acceptance of such resignation by the board, in accordance with our corporate governance guidelines.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538

By Order of the Board of Directors,

Sarah A. O’Dowd
Secretary

Fremont, California
Dated: September 23, 2014

LAM RESEARCH CORPORATION
ATTN: INVESTOR RELATIONS
4650 CUSHING PARKWAY
FREMONT, CA 94538

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M78219-P55725-Z63945	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAM RESEARCH CORPORATION				For All	Withhold All	For All Except

The Board of Directors recommends you vote FOR all 11 of the nominees listed in proposal 1:

1.	Election of Directors			☐	☐	☐

	Nominees:

	01)	Martin B. Anstice	07)	Catherine P. Lego
	02)	Eric K. Brandt	08)	Stephen G. Newberry
	03)	Michael R. Cannon	09)	Krishna C. Saraswat
	04)	Youssef A. El-Mansy	10)	William R. Spivey
	05)	Christine A. Heckart	11)	Abhijit Y. Talwalkar
	06)	Grant M. Inman
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote on the compensation of the named executive officers of Lam Research ("Say on Pay").	☐	☐	☐

3.	Ratification of the appointment of the independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.

For address change/comments, mark here.			☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.

M78220-P55725-Z63945

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2014

The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 23, 2014, and the 2014 Annual Report to Stockholders; (b) appoints Martin B. Anstice and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 6, 2014 at 9:30 a.m., Pacific Standard Time, in the Building CA1 Auditorium at the principal executive offices of the Company located at 4650 Cushing Parkway, Fremont, California 94538, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all 11 of the director nominees listed in proposal 1, FOR the advisory vote on the compensation of the named executive officers of Lam Research ("Say on Pay"), and FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2015, and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.

Address change/comments:

(If you noted any address change/comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side